UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN
PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GRANITE CONSTRUCTION INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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GRANITE CONSTRUCTION INCORPORATED
585 West Beach Street
Watsonville, California 95076

Notice of Annual Meeting of Shareholders

April 24, 2013

Date:	Thursday, June 6, 2013

Time:	10:30 a.m., Pacific Daylight Time

Place:	Monterey Plaza Hotel
400 Cannery Row
Monterey, California 93940

Purposes of the Meeting:

•	To elect four (4) directors for the ensuing three-year term;
•	To ratify the directorship of one (1) director appointed by the Board on October 1, 2012;
•	To hold an advisory vote on executive compensation for the Named Executive Officers;
•	To ratify the appointment by the Audit/Compliance Committee of PricewaterhouseCoopers LLP as Granite’s independent registered public accounting firm for the fiscal year ending December 31, 2013; and
•	To consider any other matters properly brought before the meeting.

Who May Attend the Meeting:

Only shareholders, persons holding proxies from shareholders and invited representatives of the media and financial community may attend the meeting.

What to Bring:

If you received a Notice of Internet Availability of Proxy Materials, please bring that Notice with you. If your shares are held in the name of a broker, trust, bank, or other nominee, you will need to bring a proxy or letter from that broker, trust, bank, or other nominee that confirms you are the beneficial owner of those shares. If you hold shares through the Granite Construction Profit Sharing and 401(k) Plan, you will need to bring proof of ownership of the shares.

Record Date:

The record date for the 2013 Annual Meeting of Shareholders is April 10, 2013. This means that if you own Granite stock at the close of business on that date, you are entitled to receive notice of the meeting and vote at the meeting and any adjournments or postponements of the meeting.

Annual Report:

We have included a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2012 with the proxy materials on Granite’s website.

Shareholder List:

For 10 days prior to the meeting, a complete list of shareholders entitled to vote at the meeting will be available for examination by any shareholder for any purpose relative to the meeting during regular business hours at Granite’s headquarters located at 585 West Beach Street, Watsonville, CA 95076. The shareholder list will also be available at the annual meeting.

Information about the Notice of Internet Availability of Proxy Materials:

Instead of mailing a printed copy of our proxy materials, including our annual report, to each shareholder of record, we will provide access to these materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all shareholders. Accordingly, on or about April 24, 2013, we will begin mailing a Notice of Internet Availability of Proxy Materials to all shareholders of record as of April 10, 2013, other than persons who hold shares in the Granite Construction Profit Sharing and 401(k) Plan (such persons, the “401(k) Participants” and such plan, the “401(k) Plan”). We will also post our proxy materials on the website referenced in the notice (https://www.proxyvote.com). All 401(k) Participants will receive a package in the mail that includes all proxy materials. The proxy materials will be mailed to all 401(k) Participants on or about April 24, 2013.

All shareholders may choose to access our proxy materials on the website or may request to receive a printed set of our proxy materials. In addition, the notice and website provide information regarding how you may request to receive proxy materials in printed form by mail on an ongoing basis.

Proxy Voting:

Your vote is important. Please vote your proxy promptly so your shares can be represented at the annual meeting even if you plan to attend the meeting. Shareholders, including 401(k) Participants, can vote by Internet, telephone or mail. Shareholders, other than 401(k) Participants, may revoke a proxy and vote in person if attending the meeting.

To get directions to the 2013 Annual Meeting of Shareholders, call our Investor Relations Department at 831.724.1011 or visit our website at www.graniteconstruction.com at the “Investors” site.

By Order of the Board of Directors,

Richard A. Watts
Senior Vice President, General Counsel and Secretary

ii

iii

GRANITE CONSTRUCTION INCORPORATED
585 West Beach Street
Watsonville, California 95076

Proxy Statement

As more fully described in the Notice of Internet Availability of Proxy Materials, Granite Construction Incorporated, a Delaware corporation (referred to herein as “we,” “us,” “our,” “Granite” or the “Company”), on behalf of its Board of Directors, has made its proxy materials available to you on the Internet in connection with Granite’s 2013 Annual Meeting of Shareholders, which will take place on June 6, 2013 at 10:30 a.m., Pacific Daylight Time, at the Monterey Plaza Hotel, 400 Cannery Row, Monterey, California  93940. The Notice of Internet Availability of Proxy Materials was mailed to all Granite shareholders of record, except 401(k) Participants, on or about April 24, 2013, and our proxy materials were posted on the website referenced in the Notice of Internet Availability of Proxy Materials and made available to shareholders on April 24, 2013. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. The proxy materials were mailed to all 401(k) Participants on or about April 24, 2013.

Granite, on behalf of its Board of Directors, is soliciting your proxy to vote your shares at the 2013 Annual Meeting of Shareholders or any subsequent adjournment or postponement. We solicit proxies to give all shareholders of record an opportunity to vote on the matters listed in the accompanying notice and/or any other matters that may be presented at the annual meeting. In this proxy statement you will find information on these matters, which is provided to assist you in voting your shares.

Granite was incorporated in Delaware in January 1990 as the holding company for Granite Construction Company, which was incorporated in California in 1922. All dates in this proxy statement referring to service with Granite also include periods of service with Granite Construction Company, if applicable.

Voting Information

Who Pays for This Solicitation?

Granite pays for the cost of this proxy solicitation. We will request brokers, trusts, banks and other nominees to solicit their customers who own our stock. We will reimburse their reasonable, out-of-pocket expenses for doing this. Our directors, officers and employees may also solicit proxies by mail, telephone, personal contact, or through online methods without additional compensation.

Who Can Vote?

You will have received notice of the annual meeting and can vote if you were a shareholder of record of Granite’s common stock as of the close of business on April 10, 2013. You are entitled to one vote for each share of Granite common stock that you own. You may vote all shares owned by you as of the record date, including shares held directly in your name as the shareholder of record and shares held for you as the beneficial owner through a broker, trust, bank or other nominee. As of the close of business on April 10, 2013, there were 38,814,469 shares of common stock issued and outstanding.

How Do I Vote?

Shareholders, other than 401(k) Participants, have the option to vote by proxy in the following three ways:

•
By Internet: You can vote by Internet by following the instructions in the Notice of Internet Availability of Proxy Materials or by accessing the Internet at https://www.proxyvote.com and following the instructions at that website at any time prior to 11:59 p.m., Eastern Daylight Time, on June 5, 2013;

•
By telephone: In the United States and Canada you can vote by telephone using a touch-tone phone by following the instructions in the Notice of Internet Availability of Proxy Materials or by calling 1.800.690.6903 (toll free) and following the instructions at any time prior to 11:59 p.m., Eastern Daylight Time, on June 5, 2013; or

•
By mail: If you have received a paper copy of the proxy card by mail you may submit your proxy by completing, signing and dating your proxy card and mailing it in the accompanying pre-addressed envelope. Instructions are also on the proxy card. Your proxy card must be received prior to 11:59 p.m., Eastern Daylight Time, on June 5, 2013.

Please refer to the Notice of Internet Availability of Proxy Materials or the information your broker, trust, bank or other nominee provides you for more information on the above options. If you vote your shares over the Internet or by telephone, you should not return a proxy card by mail (unless you are revoking your previous proxy).

All 401(k) Participants have the option to vote by proxy in the following three ways:

•
By Internet: You can vote by Internet by following the instructions on your proxy card or by accessing the Internet at https://www.proxyvote.com and following the instructions at that website at any time prior to 12:00 p.m. (noon), Eastern Daylight Time, on June 4, 2013;

•
By telephone: In the United States and Canada you can vote by telephone using a touch-tone phone by following the instructions on your proxy card or by calling 1.800.690.6903 (toll free) and following the instructions at any time prior to 12:00 p.m. (noon), Eastern Daylight Time, on June 4, 2013; or

•
By mail: You can submit your proxy by completing, signing and dating your proxy card and mailing it in the accompanying pre-addressed envelope. Instructions are also on the proxy card. Your proxy card must be received prior to 12:00 p.m. (noon), Eastern Daylight Time, on June 4, 2013.

If you vote your shares over the Internet or telephone, you should not return a proxy card by mail (unless you are revoking your previous proxy).

What Is the Deadline for Voting My Shares?

For shareholders other than 401(k) Participants:  If you vote by telephone or Internet, you must submit your vote at any time prior to 11:59 p.m., Eastern Daylight Time, on June 5, 2013. If you vote by mail, your proxy card must be received prior to 11:59 p.m., Eastern Daylight Time, on June 5, 2013.

401(k) Participants:  If you vote by telephone or Internet, you must submit your vote at any time prior to 12:00 p.m. (noon), Eastern Daylight Time, on June 4, 2013. If you vote by mail, your proxy card must be received prior to 12:00 p.m. (noon), Eastern Daylight Time, on June 4, 2013.

Shares held by broker, trust, bank or other nominee:  If you own shares held through your broker, trust, bank or other nominee, please follow the voting instructions provided by your broker, trust, bank or other nominee.

What Is the Voting Requirement To Approve the Proposals?

If there is a quorum, nominees for election to the Board who receive a majority of the shares voted will be elected as members of our Board of Directors for the upcoming three-year term. This means that a majority of votes cast “for” the election of a director must exceed the number of votes cast “against” the director’s election. Each of the ratification of the directorship of a director appointed by the Board, the advisory vote on executive compensation and the ratification of the appointment by the Audit/Compliance Committee of PricewaterhouseCoopers LLP as Granite’s independent registered accounting firm for the fiscal year ending December 31, 2013 require the affirmative vote of a majority of the votes cast for approval of such matters. Any other matters properly proposed at the meeting, including a motion to adjourn the annual meeting to another time or place (including for the purpose of soliciting additional proxies), will also be determined by a majority of the votes cast except as otherwise required by law or by Granite’s Certificate of Incorporation, as amended, or bylaws.

If you hold shares through a broker, trust, bank or other nominee (i.e., in “street name”), and you do not provide your broker, trust, bank or other nominee with voting instructions, “broker non-votes” may occur. Generally, a broker non-vote occurs when a broker, trust, bank or other nominee who holds shares for a beneficial owner does not vote on a particular matter (i.e., a non-routine matter) because the broker, trust, bank or other nominee does not have discretionary voting power with respect to that matter and has not received instructions on such matter from the beneficial owner. Among our proposals, a broker, trust, bank or other nominee will have discretionary voting power only with respect to the proposal to ratify the appointment by the Audit/Compliance Committee of PricewaterhouseCoopers LLP as Granite’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

How Are Votes Counted?

In the election or ratification of directors and all proposals you may vote “For,” “Against” or “Abstain” with respect to each of the nominees and proposals. If you elect to abstain in the election or ratification of directors, the advisory vote on executive compensation or the ratification of the appointment by the Audit/Compliance Committee of PricewaterhouseCoopers LLP as Granite’s independent registered accounting firm for the fiscal year ending December 31, 2013, the abstention will not impact the election of the directors or the outcome of these matters. In tabulating the voting results for the election of directors and such proposals, only “For” and “Against” votes are counted for purposes of determining whether a majority has been obtained. Abstentions and broker non-votes are not considered to be votes cast and therefore will have no effect on the outcome of the vote on these matters.

If you vote by proxy card, telephone or the Internet, your shares will be voted at the annual meeting in the manner you indicated. James H. Roberts and Laurel J. Krzeminski are officers of the Company and were named by our Board of Directors as proxy holders. They will vote all proxies, or record an abstention, in accordance with the directions on the proxy. If no contrary direction is given, the shares will be voted as recommended by the Board of Directors. This proxy statement contains a description of each item that you are to vote on along with our Board’s recommendations. Below is a summary of our Board’s recommendations:

•	For election of each of the four (4) director nominees;

•	For the ratification of the directorship of one (1) director appointed by the Board on October 1, 2012;

•	For the approval of the compensation of the Named Executive Officers as disclosed in this proxy statement; and

•
For the ratification of the appointment by the Audit/Compliance Committee of PricewaterhouseCoopers LLP as Granite’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

As to any other matter that may be properly proposed at the annual meeting, including a motion to adjourn the annual meeting to another time or place, the shares will be voted in the discretion of the persons named on your proxy card.

After I Vote by Proxy Can I Change or Revoke My Proxy?

You can change your vote or revoke your proxy at any time before the annual meeting. Shareholders, other than 401(k) Participants, may change their vote by: (i) voting again by telephone at any time prior to 11:59 p.m., Eastern Daylight Time, on June 5, 2013, if you originally voted by telephone, (ii) voting again by Internet at any time prior to 11:59 p.m., Eastern Daylight Time, on June 5, 2013, if you originally voted by Internet, or (iii) returning a later dated proxy card such that it is received prior to 11:59 p.m., Eastern Daylight Time, on June 5, 2013, if you voted by mail. Shareholders, other than 401(k) Participants, may revoke their proxy by filing with our Secretary a written revocation that is received by us before the polls close at the annual meeting. All 401(k) Participants may change their vote by: (i) voting again by telephone at any time prior to 12:00 p.m. (noon), Eastern Daylight Time, on June 4, 2013, if you originally voted by telephone, (ii) voting again by Internet at any time prior to 12:00 p.m. (noon), Eastern Daylight Time, on June 4, 2013, if you originally voted by Internet, or (iii) returning a later dated proxy card such that it is received prior to 12:00 p.m. (noon), Eastern Daylight Time, on June 4, 2013, if you voted by mail. Except for 401(k) Participants, shareholders may also change their vote or revoke their proxy by attending the annual meeting and voting in person if they are a shareholder of record.

If you hold your shares through a broker, bank, trust or other nominee, please refer to the information forwarded by your broker, bank, trust or other nominee for procedures on revoking your proxy.

Can I Vote at the Annual Meeting Instead of Voting by Proxy?

You may attend the annual meeting and, except for 401(k) Participants, vote in person instead of voting by proxy. However, even if you intend to attend the meeting we strongly encourage you to vote by Internet, telephone or mail prior to the meeting to ensure that your shares are voted. Although Granite’s 401(k) Participants may attend the meeting, they cannot vote in person at the meeting.

What Constitutes a Quorum?

Granite’s bylaws require a quorum to be present in order to transact business at the meeting. A quorum consists of a majority of the shares entitled to vote, either in person or represented by proxy. In determining a quorum, we count shares voted for or against, abstentions and broker non-votes as being present.

Who Supervises the Voting at the Meeting?

Granite’s bylaws and policies specify that prior to the annual meeting management will appoint an independent Inspector of Elections to supervise the voting at the meeting and count the votes for each proposal following the closing of the polls at the annual meeting. The Inspector decides all questions as to the qualification of voters, the validity of proxy cards and the acceptance or rejection of votes. Before assuming his or her duties, the Inspector will take and sign an oath that he or she will faithfully perform his or her duties both impartially and to the best of his or her ability.

How Can I Find Out the Voting Results?

We will announce preliminary voting results at the annual meeting, and final results will be published on a Form 8-K to be filed with the Securities and Exchange Commission (the “SEC”) within four business days following the annual meeting. If the final results are not available at that time, we will provide preliminary results in the Form 8-K, and we will provide the final results in an amendment to the Form 8-K as soon as they become available.

Proposal 1: Election and Ratification of Directors

The Board of Directors is divided into three classes. We keep the classes as equal in number as reasonably possible; however, the number of directors in a class depends on the total number of directors at any given time. Each director serves for a term of three years. The classes are arranged so that the terms of the directors in each class expire at successive annual meetings. This means that shareholders annually elect approximately one-third of the members of the Board. The Board currently consists of nine directors.

The terms of William G. Dorey, Rebecca A. McDonald, William H. Powell and Claes G. Bjork will expire at the 2013 Annual Meeting. The Board has nominated William G. Dorey, Rebecca A. McDonald, William H. Powell and Claes G. Bjork for new terms. If elected, each of the nominees will serve as a director until the 2016 Annual Meeting and until his or her successor is elected and qualified or he resigns or until his death, retirement or removal, or other cause identified in Granite’s bylaws.

Following the retirement of J. Fernando Niebla at the 2012 Annual Meeting, Gaddi H. Vasquez was appointed to the Board of Directors effective October 1, 2012. The Board requests that shareholders ratify his appointment and service as a director for a term expiring at the 2014 Annual Meeting.

Management knows of no reason why any of these nominees would be unable or unwilling to serve. All nominees have accepted the nomination and agreed to serve as a director if elected by the shareholders. However, if any nominee should for any reason become unable or unwilling to serve between the date of the proxy statement and the annual meeting, the Board may designate a new nominee and the persons named as proxies will vote for that substitute nominee.

The Board of Directors unanimously recommends a vote “FOR” each of the above-named nominees.

Director Qualifications

The following paragraphs provide information as of the date of this proxy statement about each director and director nominee. The information presented includes information each director or director nominee has given us about his/her age, all positions he/she holds with Granite, his/her principal occupation and business experience for the past five years, and the names of other publicly-held companies of which he/she currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each director’s and nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion the he/she should serve as a director, the Board also believes that all of our directors and nominees have a reputation for integrity, honesty and adherence to high ethical standards. The Board also believes that all of our directors have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to Granite and our Board.

Nominees for Director with Terms Expiring at the 2016 Annual Meeting

William G. Dorey	Director since 2004

Mr. Dorey retired in August 2010 as the Chief Executive Officer and President of Granite, in which capacities he served since 2004 and 2003, respectively. Mr. Dorey joined Granite in 1968 and, prior to being named Chief Executive Officer and President, held a variety of executive-level positions with Granite throughout his career, including Chief Operating Officer, Executive Vice President, Senior Vice President and Branch Division Manager. During this time, Mr. Dorey developed an intimate knowledge of our business, employees, culture, competitors and the effect on our business of various government policies. Mr. Dorey is currently a member of the board of directors of Astec Industries, Inc. and 1st Capital Bank. We believe that his long history and experience with Granite, and his in-depth knowledge of the construction industry, demonstrate that Mr. Dorey is well qualified to serve on our Board. Mr. Dorey holds a B.S. degree in Construction Engineering from Arizona State University. Age 68.

Rebecca A. McDonald	Director since 1994

Ms. McDonald retired in 2012 as Chief Executive Officer of Laurus Energy Inc., a position she has held since December 2008. She previously served as President, Gas and Power, BHP Billiton from March 2004 to September 2007. Ms. McDonald is currently a member of the board of directors of Veresen, Inc. and Aggreko. We believe that Ms. McDonald’s executive-level experience and her wealth of knowledge of business systems and operations qualify her to serve on our Board. Ms. McDonald holds a B.S. degree in Education from Stephen F. Austin State University. Age 60.

William H. Powell	Director since 2004

Mr. Powell retired in 2006 as Chairman and Chief Executive Officer of National Starch and Chemical Company, a position he had held since 1999, and has served as our Chairman of the Board since September 2009. Mr. Powell is currently a member of the boards of directors of PolyOne Inc. and FMC Corporation. Until June 2009, Mr. Powell was Chairman, Board of Trustees, of State Theatre Performing Arts Center in New Brunswick, New Jersey. We believe that Mr. Powell’s knowledge and experience as chief executive officer of a major global company qualify him to serve on our Board. Mr. Powell holds a B.A. degree in Chemistry, an M.S. in Chemical Engineering from Case Western Reserve University and an M.A. in Business Administration from the University of North Dakota. Age 67.

Claes G. Bjork	Director since 2006

Mr. Bjork retired in 2002 as Chief Executive Officer of Skanska AB, Sweden, one of the world’s largest construction companies, a position he had held since 1997. Prior to such time, Mr. Bjork held various executive and management positions within Skanska and served as Chairman of Scancem Cement. He is currently a member of the boards of directors of Consolidated Management Group and the Swedish American Chamber of Commerce, and he previously served on the board of Qlik Technologies, Inc. We believe that Mr. Bjork’s past experience as an executive with a major multi-national construction firm and his knowledge and understanding of the construction industry and Granite’s competitors and customers qualify him to serve on our Board. Mr. Bjork studied Civil Engineering in Sweden. Age 67.

Continuing Directors with Terms Expiring at the 2014 Annual Meeting

Gary M. Cusumano	Director since 2005

Mr. Cusumano retired in 2006 as Chairman of The Newhall Land and Farming Company, a developer of new towns and master-planned communities in North Los Angeles County, in which capacity he served after The Newhall Land and Farming Company was acquired by Lennar and LNR Properties in 2004. Prior to the acquisition, he served as Chief Executive Officer and a director of the Newhall Land and Farming Company, which was traded on the New York Stock Exchange (“NYSE”). He is currently also a member of the boards of directors of Forest Lawn Memorial Parks and Mortuaries, Simpson Manufacturing Co. and the J.G. Boswell Co. We believe that Mr. Cusumano’s experience as chief executive officer and his expertise in the real estate development business qualify him to serve on our Board. Mr. Cusumano holds a B.S. degree in Economics from the University of California, Davis and is a graduate of the Sloan Program at the Stanford University Business School. Age 69.

James H. Roberts	Director since 2011

Mr. Roberts joined Granite in 1981 and has served in various capacities, including President and Chief Executive Officer since September 2010.  He also served as Executive Vice President and Chief Operating Officer from September 2009 to August 2010, Senior Vice President from May 2004 to September 2009, Granite West Manager from February 2007 to September 2009, Branch Division Manager from May 2004 to February 2007, Vice President and Assistant Branch Division Manager from 1999 to 2004, and Regional Manager of Nevada and Utah Operations from 1995 to 1999. Mr. Roberts served as Chairman of The National Asphalt Pavement Association in 2006. We believe that Mr. Roberts’ knowledge of the construction industry, as well as his intimate knowledge of our business, employees, culture, and competitors, his understanding of the challenges and issues facing the Company and his insider’s perspective of the Company’s day-to-day operations and the strategic direction of the Company, qualify him to serve on our Board.  He received a B.S.C.E. in 1979 and an M.S.C.E. in 1980 from the University of California, Berkeley, and an M.B.A. from the University of Southern California in 1981. He also completed the Stanford Executive Program in 2009. Age 56.

Gaddi H. Vasquez	Director since 2012

Mr. Vasquez has served as Senior Vice President of Public Affairs of Southern California Edison, one of the nation’s largest investor owned utility companies principally serving Southern California, since 2010. Prior to that, Mr. Vasquez served as Vice President of Public Affairs from 2009-2010 and Division Vice President in Public Affairs at Southern California Edison from 1995-2002. Mr. Vasquez also served as executive Director of the Annenberg Foundation Trust at Sunnylands in 2009, as U.S. Ambassador to the United Nations Agencies based in Rome, Italy from 2006-2009, and as Director of the U.S. Peace Corps from 2002-2006. Mr. Vasquez is currently also a member of the National Advisory Board of the Salvation Army, a member of the board of directors the National Association of Latino Elected and Appointed Officials Educational Fund and a member of the board of governors of the California State University Foundation. We believe that Mr. Vasquez’s executive level experience and his experience in public service qualify him to serve on our Board. Mr. Vasquez holds a B.A. degree in Public Service Management from the University of Redlands.
Age 58.

Continuing Directors with Terms Expiring at the 2015 Annual Meeting

David H. Kelsey	Director since 2003

Mr. Kelsey has served as Chief Financial Officer of Elevance Renewable Sciences, Inc., a privately-owned producer of high performance specialty chemicals and intermediate chemicals from natural oils, since August 2011. Prior to that, Mr. Kelsey served as Chief Financial Officer of Sealed Air Corporation, an S&P 500 manufacturer of specialty packaging for food and other protective applications, from January 2002 to August 2011. We believe that Mr. Kelsey’s experience as the chief financial officer of a major NYSE-listed company, as well as his in-depth knowledge and understanding of generally accepted accounting principles, experience in preparing, auditing and analyzing financial statements, understanding of internal control over financial reporting, and his understanding of audit committee functions qualify him to serve on our Board. Mr. Kelsey holds a B.S.E. degree in Civil and Geological Engineering from Princeton University and an M.B.A. degree from Harvard University Graduate School of Business. Age 62.

James W. Bradford, Jr.	Director since 2006

Mr. Bradford has served in various capacities at Vanderbilt University, Owen School of Management. Since March 2005, he has served as Dean and Ralph Owen Professor for the Practice of Management. Between 2002 and March 2005, he served as Acting Dean, Associate Dean Corporate Relations, Clinical Professor of Management and Adjunct Professor. He has also served as President and Chief Executive Officer of United Glass Corporation, and President and Chief Executive Officer of AFG Industries. Mr. Bradford is currently also a member of the boards of directors of Genesco, Inc., Clarcor, Inc., Cracker Barrel Old Country Store, Inc. and the Graduate Management Admission Council. We believe that Mr. Bradford’s perspective as an academic, his experience in corporate compliance and governance matters and his knowledge of business strategies and financial matters, combined with his executive-level and legal experiences, qualify him to serve on our Board. Mr. Bradford holds a B.A. degree from the University of Florida and a J.D. degree from Vanderbilt University, and he has completed the Harvard Business School Advanced Management Program. Age 65.

Information About the Board of Directors and Corporate Governance

Committees of the Board

The following chart shows the standing committees of the Board of Directors, the current membership of the committees and the number of meetings held by each committee in 2012.

	Audit / Compliance	Compensation	Nominating and Corporate Governance	Strategic Planning	Executive
Claes G. Bjork (1)		X	Chair	X	X
James W. Bradford, Jr. (1)	X			Chair	X
Gary M. Cusumano				X
William G. Dorey				X	X
David H. Kelsey (1)	Chair		X
Rebecca A. McDonald (1)	X	Chair			X
J. Fernando Niebla (1)(3)	X(3)		X(3)	X(3)
William H. Powell (1)(2)(3)		X	X(3)	X	Chair
James H. Roberts				X	X
Gaddi H. Vasquez (1)(3)		X(3)		X(3)
Number of Meetings in 2012	8	6	5	2	3

(1) Independent directors.

(2) Chairman of the Board.

(3) Mr. Niebla retired at the May 23, 2012 Annual Meeting of Shareholders and Mr. Vasquez was elected effective October 1, 2012. Effective May 22, 2012, the Audit/Compliance Committee consisted of Mr. Kelsey, Mr. Bradford and Ms. McDonald, the Nominating and Corporate Governance Committee consisted of Mr. Bjork, Mr. Kelsey and Mr. Powell, and the Strategic Planning Committee consisted of Mr. Bradford, Mr. Bjork, Mr. Cusumano, Mr. Dorey, Mr. Powell and Mr. Roberts.  Effective October 1, 2012, the Compensation Committee consisted of Ms. McDonald, Mr. Bjork, Mr. Powell and Mr. Vasquez and the Strategic Planning Committee consisted of Mr. Bradford, Mr. Bjork, Mr. Cusumano, Mr. Dorey, Mr. Powell, Mr. Roberts and Mr. Vasquez.

Audit/Compliance Committee

All members of the Audit/Compliance Committee are non-employee directors who are, and at all times during 2012 were, determined by the Board to be independent under the listing standards of the NYSE. Each member also satisfies the independence requirements for audit committee members of public companies established by the SEC. The Board has determined that Mr. Kelsey meets the criteria as an audit committee financial expert as defined by the SEC rules. The Board of Directors has also determined that all members of the Audit/Compliance Committee are financially literate as required by the listing standards of the NYSE. The Audit/Compliance Committee has direct responsibility for risk oversight related to accounting matters, financial reporting, and enterprise, legal and compliance risks. A more complete description of the risk responsibility, functions and activities of the Audit/Compliance Committee can be found under “Board Leadership Structure and its Role in Risk Oversight” on page 12 of this proxy statement and in “Report of the Audit/Compliance Committee” on page 40, as well as in the Audit/Compliance Committee charter. You can view and print the Audit/Compliance Committee charter on Granite’s website. See “Granite Website” on page 15.

Compensation Committee

All current members of the Compensation Committee are non-employee directors who are, and at all times during 2012 were, determined by the Board to be independent under the listing standards of the NYSE. The Compensation Committee reviews and approves all aspects of compensation for our directors, our Chief Executive Officer and our other executive officers. In addition, the Compensation Committee is responsible for risks related to employment policies and our compensation and benefit systems, including consideration of whether any risks associated with such policies and systems are likely to have a material adverse effect on Granite. The Compensation Committee also reviews our overall compensation plans and strategies and makes recommendations to the Board for their consideration and approval. The Chief Executive Officer attends Compensation Committee meetings and recommends annual salary levels, incentive compensation and payouts for other executive officers for the Compensation Committee’s approval. The Compensation Committee also administers the 2012 Equity Incentive Plan and the Amended and Restated 1999 Equity Incentive Plan, as amended (the “1999 Equity Plan”), with respect to persons subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In the case of awards intended to qualify for the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), the 2012 Equity Incentive Plan and the 1999 Equity Plan are administered only by the Compensation Committee, which includes at least two “outside directors” within the meaning of Section 162(m). If you desire additional information concerning the Compensation Committee, you can read the Compensation Committee charter on Granite’s website. See “Granite Website” on page 15.

Nominating and Corporate Governance Committee

All current members of the Nominating and Corporate Governance Committee are non-employee directors who are, and at all times during 2012 were, determined by the Board to be independent under the listing standards of the NYSE. The Nominating and Corporate Governance Committee recommends and nominates persons to serve on the Board. The Nominating and Corporate Governance Committee also develops and recommends corporate governance principles and practices to the Board and annually reviews the Board’s performance. Additionally, the Nominating and Corporate Governance Committee oversees risks associated with our Corporate Governance Guidelines and Policies and Code of Conduct. The Nominating and Corporate Governance Committee’s policy for considering director candidates, including shareholder recommendations, is discussed in more detail below under the heading “Board of Directors’ Nomination Policy.” This policy and the Nominating and Corporate Governance Committee charter are available on Granite’s website. See “Granite Website” on page 15.

Strategic Planning Committee

The Strategic Planning Committee reviews and recommends for approval the Strategic Plan developed by management and provides overall strategic planning direction. The Strategic Planning Committee also works with management independently on various strategic initiatives throughout the year. You can view and print the Strategic Planning Committee charter on Granite’s website. See “Granite Website” on page 15.

Executive Committee

The Executive Committee’s responsibility is to carry out the powers and authority of the Board in the management of Granite’s business within limits set by the Board. The Executive Committee also assesses and monitors ongoing risks and contingencies related to bidding decisions on large projects. The scope of the Executive Committee’s authority is determined in accordance with the “Delegation of Authority and Policy” as adopted and revised from time to time by the Board.

Role of the Compensation Consultant

During 2012, the Compensation Committee directly retained the services of Mercer (US) Inc. (“Mercer”), a wholly-owned subsidiary of Marsh & McLennan Companies, Inc., to provide advice and recommendations to the Compensation Committee on executive officer and Board of Director compensation programs.  Mercer’s fees for executive compensation consulting to the Committee in 2012 were $187,254.

Mercer provided the following services to the Compensation Committee related to executive officer compensation:

•	Attended meetings of the Compensation Committee as the Committee’s advisor.

•	Evaluated the competitive positioning of Granite’s executive officers’ base salaries, annual incentive and long-term incentive compensation relative to our peer companies;

•	Advised on 2012 target award levels within the annual and long-term incentive program and, as needed, on actual compensation actions;

•
Assessed the alignment of executive officer compensation levels relative to our performance against Granite’s peer companies and relative to the Compensation Committee’s articulated compensation philosophy;

•	Provided advice on the design of Granite’s 2012 annual and long-term incentive plans;

•	Advised on the 2012 performance measures and performance targets for the annual and long-term incentive programs;

•	Assisted with the preparation of the “Compensation Discussion and Analysis” for this proxy statement; and

•	Assessed the potential for material risk within Granite’s compensation policies and practices for all employees, including executive officers.

During 2012, management retained the services of Mercer to provide compensation and benefits-related work for management, recordkeeping and trustee services for its 401(k) Plan, services related to the ESOP, and Health and Welfare plans.   The aggregate fees paid for these other services in 2012 were $490,387, of which Granite paid $188,158.  The remaining fees were paid by 401(k) Participants or funds that serve the 401(k) Plan.

Because of the policies and procedures Mercer and the Compensation Committee have in place, the Compensation Committee believes that the advice it receives from the executive compensation consultant, a Mercer representative, is objective and not influenced by Mercer’s or its affiliates’ relationships with Granite. These policies and procedures include:

•	The executive compensation consultant receives no incentive or other compensation based on the fees charged to Granite for other services provided by Mercer or any of its affiliates;

•	The executive compensation consultant is not responsible for selling other Mercer or affiliate services to Granite;

•
Mercer’s professional standards prohibit the executive compensation consultant from considering any other relationships Mercer or any of its affiliates may have with Granite in rendering his or her advice and recommendations;

•	The Compensation Committee has the sole authority to retain and terminate the executive compensation consultant;

•	The executive compensation consultant has direct access to the Compensation Committee without management intervention;

•
The Compensation Committee evaluates the quality and objectivity of the services provided by the executive compensation consultant each year and determines whether to continue to retain the consultant; and

•	The protocols for the engagement (described below) limit how the executive compensation consultant may interact with management.

During the fiscal year, the Securities and Exchange Commission (SEC) issued new rules under the Dodd-Frank Act concerning compensation consultant independence.  In retaining Mercer, the Compensation Committee considered the six factors set forth in Section 10C-1(b)(4)(i) through (v) of the Exchange Act, and concluded that no conflict of interest exists that would prevent Mercer from serving as an independent compensation consultant to the Compensation Committee.

While it is necessary for the executive compensation consultant to interact with management to gather information, the Compensation Committee has adopted protocols governing if and when the executive compensation consultant’s advice and recommendations can be shared with management. These protocols are included in the Compensation Committee’s engagement letter with Mercer. The Compensation Committee also determines the appropriate forum for receiving the executive compensation consultant’s recommendations. Where appropriate, management invitees are present to provide context for the recommendations.

The Lead Director and Executive Sessions

Our bylaws provide that in the event the Chairman of the Board does not meet the independence requirements of the rules and regulations of the SEC and the listing standards of the NYSE, the directors shall elect a Lead Director to serve for a two-year term or until such time, if earlier, at which an independent Chairman is elected. Because William H. Powell, the current Chairman of the Board, is an independent director, we currently do not have a Lead Director. In his capacity as Chairman, Mr. Powell chairs all Board meetings and presides over all executive sessions of the non-employee members of the Board.

Board Leadership Structure and Its Role in Risk Oversight

The Board of Directors has determined that having an independent director serve as the Chairman of the Board is in the best interest of Granite and its shareholders at this time. The Board believes that having a strong independent director serve as Chairman promotes greater oversight of Granite by the independent directors and provides for greater management accountability going forward. The structure ensures more active participation by the independent directors in setting the Board’s agenda and establishing the Board’s priorities. However, the Board, in accordance with its Corporate Governance Guidelines and Policies, retains the flexibility to decide, as new circumstances arise, whether or not to combine or separate the position of Chairman and Chief Executive Officer.

As with all companies, we face a variety of risks in our business. Our Board of Directors is responsible for oversight of our Company’s risks. The Board believes that having a system in place for risk management and implementing strategies responsive to our risk profile and exposures will adequately identify in a timely manner our material risks. In order to more efficiently manage these risks, the Board has designated certain risk management oversight responsibilities to relevant Board committees. The Audit/Compliance Committee has the direct responsibility for risk oversight relating to accounting matters, financial reporting and enterprise, legal and compliance risks. Our Chief Financial Officer (who is responsible for managing the risk management function), General Counsel (who serves as our Corporate Compliance Officer), Director of Internal Audit, management and independent registered public accounting firm, PricewaterhouseCoopers, LLP, all report directly to, and meet with, the Audit/Compliance Committee on a regular basis. The Audit/Compliance Committee also meets periodically with management to review Granite’s major financial risk exposures and the steps that management has taken to monitor and control such exposures, which include Granite’s risk assessment and risk management policies. The Executive Committee is responsible for overseeing management’s efforts to assess risks related to the decision to bid on large projects and monitor ongoing risks and contingencies related to those projects. The Compensation Committee is responsible for overseeing risks related to employment policies and our compensation and benefits systems, and the Nominating and Corporate Governance Committee oversees risks associated with our Corporate Governance Guidelines and Policies and Code of Conduct, including compliance with listing standards for independent directors and committee assignments. The committee chairs report on risk related matters to the full Board from time to time as appropriate.

Board of Directors’ Nomination Policy

Evaluation Criteria and Procedures

Members of the Board of Directors of Granite are divided into three classes and are nominated for election for staggered three-year terms. The Board, its members, its committee structure, its governance performance and its overall performance are continuously reviewed. Included in this review is a careful evaluation of the diversity of skills and experience of Board members weighed against Granite’s current and emerging operating and strategic challenges and opportunities. The Board of Directors makes every effort to nominate individuals who bring a variety of complementary skills and, as a group, possess the appropriate skills and experience to oversee our business. Accordingly, although diversity is a consideration in the nominating and evaluation process, the Nominating and Corporate Governance Committee and the Board of Directors do not have a formal policy with respect to the consideration of diversity. Evaluations are made on the basis of observations and interviews with management and with Board members conducted annually by the Nominating and Corporate Governance Committee.

Current Board members whose performance, capabilities, and experience meet Granite’s expectations and needs are nominated for re-election in the year of their respective term’s completion. In accordance with Granite’s Corporate Governance Guidelines and Policies, Board members will not stand for re-nomination and no proposed candidate will be re-nominated if the nominee’s 72nd birthday occurs prior to the annual meeting of shareholders in the year of re-nomination or nomination. Moreover Directors will retire no later than the first annual meeting of shareholders immediately following their 72nd birthday.

Each member of the Board of Directors must meet a set of core criteria, referred to as the “three C’s”: Character, Capability and Commitment. Granite was founded by persons of outstanding character, and it is Granite’s intention to ensure that it continues to be governed by persons of high integrity and worthy of the trust of its shareholders. Further, Granite intends to recruit and select persons whose capabilities, including their educational background, their work and life experiences, and their demonstrated records of performance will ensure that Granite’s Board will have the balance of expertise and judgment required for its long-term performance and growth. Finally, Granite will recruit and select only those persons who demonstrate they have the commitment to devote the time, energy, and effort required to guarantee Granite will have the highest possible level of leadership and governance.

In addition to the three C’s, the Board recruitment and selection process assures that the Board composition meets all of the relevant standards for independence and specific expertise. For each new recruitment process, a set of specific criteria is determined by the Nominating and Corporate Governance Committee with the assistance of the Chairman of the Board and an executive search firm, if the Committee deems engagement of such a firm appropriate. These criteria may specify, for example, the type of industry or geographic experience that would be useful to maintain and improve the balance of skills and knowledge on the Board. After the search criteria are established, an executive search firm is typically engaged to use its professional skills and its data sources and contacts, including current Granite Board members and officers, to seek appropriate candidates. The credentials of a set of qualified candidates provided by the search process are submitted for review by the Nominating and Corporate Governance Committee, the Chairman of the Board and senior officers. Based on this review, the Nominating and Corporate Governance Committee invites the top candidates for personal interviews with the Nominating and Corporate Governance Committee and Granite’s executive management team.

Normally, the search, review and interview process results in a single nominee to fill a specific vacancy. However, a given search may be aimed at producing more than one nominee and the search for a single nominee may result in multiple candidates of such capability and character that might be nominated and the Board may be expanded accordingly.

It is Granite’s intention that this search and nomination process consider qualified candidates referred by a wide variety of sources, including all of Granite’s constituents - its customers, employees and shareholders and members of the communities in which it operates. The Nominating and Corporate Governance Committee is responsible for assuring that relevant sources of potential candidates have been appropriately canvassed.

Shareholder Recommendation and Direct Nomination of Board Candidates

Consistent with our bylaws and the Nominating and Corporate Governance Committee charter, Granite will review and consider for nomination any candidate for membership to the Board recommended by a shareholder, utilizing the same evaluation criteria and selection process described above. The Committee will consider nominees to the Board recommended by shareholders so long as the shareholder gives timely notice in writing of his or her recommendation. To be timely, a shareholder recommendation for a director to be elected at the 2014 Annual Meeting of Shareholders must be received at Granite’s principal office, addressed to the Corporate Secretary, on or before December 25, 2013.

In addition, Granite’s bylaws provide that any shareholder entitled to vote in the election of directors may directly nominate a candidate or candidates for election at a meeting provided that timely notice of his or her intention to make such nomination is given. To be timely, a shareholder nomination for a director to be elected at an annual meeting must be received at Granite’s principal office, addressed to the Corporate Secretary, not less than 120 days prior to the first anniversary of the date the proxy statement for the preceding year’s annual meeting of shareholders was released to shareholders and must contain the information specified in our bylaws. If no meeting was held in the previous year, the date of the annual meeting is changed by more than 30 calendar days from the previous year, or in the event of a special meeting, to be on time, the notice must be delivered by the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public announcement of the date of the meeting was made. To be timely, a shareholder nomination for a director to be elected at the 2014 Annual Meeting of Shareholders must be received at Granite’s principal office, addressed to the Corporate Secretary, on or before December 25, 2013.

For further information, see “Shareholder Proposals to be Presented at the 2014 Annual Meeting of Shareholders” on page 44.

Director Independence

Under the listing standards of the NYSE, a director is considered independent if the Board determines that the director has no material relationship with Granite. In determining independence, the Board considers pertinent facts and circumstances including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. The Board follows these guidelines, established by the NYSE, when assessing the independence of a director:

•
A director who, within the last three years is, or has been, an employee of Granite or whose immediate family member is, or has been within the last three years, an executive officer of Granite, may not be deemed independent until three years after the end of such employment relationship. Employment as an interim Chairman or Chief Executive Officer or other executive officer shall not disqualify a director from being considered independent following that employment.

•
A director who has received, or has an immediate family member who has received, during any twelve-month period within the last three years more than $120,000 in direct compensation from Granite, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), may not be deemed independent. Compensation received by a director for former service as an interim Chairman or Chief Executive Officer or other management and compensation received by an immediate family member for service as an employee of Granite (other than an executive officer) will not be considered in determining independence under this test.

•
The following directors may not be deemed independent: (A) a director who is a current partner or employee of a firm that is Granite’s internal or external auditor; (B) a director who has an immediate family member who is a current partner of such a firm; (C) a director who has an immediate family member who is a current employee of such a firm and who personally works on Granite’s audit; or (D) a director or immediate family member who was within the last three years a partner or employee of such a firm and personally worked on Granite’s audit within that time.

•
A director who or whose immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of Granite’s present executive officers at the same time serves or served on that company’s compensation committee may not be deemed independent.

•
A director who is a current employee or whose immediate family member is a current executive officer of a company that has made payments to, or received payments from, Granite for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues for that fiscal year may not be deemed independent.

The Board reviews the independence of all non-employee directors every year. For the review, the Board relies on information from responses to questionnaires completed by directors and other sources. Directors are required to immediately inform the Nominating and Corporate Governance Committee of any material changes in their or their immediate family members’ relationships or circumstances that could impact or change their independence status.

During 2012, the following non-employee directors who served on the Board for all or a part of the year were determined to be independent under the listing standards of the NYSE: Claes G. Bjork, James W. Bradford, Jr., David H. Kelsey, Rebecca A. McDonald, J. Fernando Niebla, William H. Powell and Gaddi H. Vasquez.

Board and Annual Shareholder Meeting Attendance

During 2012, the Board of Directors held six regular meetings. Each of the directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of any committee(s) on which he or she served. Except for irreconcilable conflicts, directors are expected to attend the annual meeting of shareholders. The annual meeting attendance policy is a part of Granite’s Board of Directors Corporate Governance Guidelines and Policies and is posted on Granite’s website. See “Granite Website” on page 15. All directors then in office attended Granite’s 2012 Annual Meeting of Shareholders.

Communications with the Board

Any shareholder or other interested party wishing to communicate with the Board of Directors, or any particular director, including the Chairman of the Board or the Lead Director, if there is one, can do so by following the process described in the Communications with the Board of Directors Policy. The policy is posted on Granite’s website. See “Granite Website” on page 15.

Corporate Governance Guidelines and Policies

Granite’s Board of Directors is subject to the Board of Directors Corporate Governance Guidelines and Policies. The Board of Directors Corporate Governance Guidelines and Policies is available on our website. See “Granite Website” on page 15.

Code of Conduct

Granite’s Code of Conduct applies to all Granite employees, including the Chief Executive Officer and the Chief Financial Officer, and to all directors, including the Chairman of the Board. The Code of Conduct is available on Granite’s website. We will also post any amendments to the Code of Conduct, or waivers of the application of provisions of the Code of Conduct to any of our directors or executive officers, on our website. See “Granite Website” on page 15.

Granite Website

The following charters and policies are available on Granite’s website at www.graniteconstruction.com at the at the “Corporate Governance” site under “Investors”: the Audit/Compliance Committee Charter, the Nominating and Corporate Governance Committee Charter, the Compensation Committee Charter, the Board of Directors Corporate Governance Guidelines and Policies, the Board of Directors’ Nomination Policy, and the Communication with the Board of Directors Policy. You can also obtain copies of these charters and policies, without charge, by contacting Granite’s Investor Relations Department at 831.724.1011. The Code of Conduct is available on Granite’s website at www.graniteconstruction.com at the “Our Company” site under “Code of Conduct.” You can obtain a copy of the Code of Conduct and any amendments to the Code of Conduct, without charge, by contacting Granite’s Human Resources Department at 831.724.1011.

Executive and Director Compensation and Other Matters

Compensation Discussion and Analysis

Objective of the Compensation Program

The market for executive talent is highly competitive and the objective of our executive compensation program is to attract and retain talented, creative, and experienced executives with the skills and leadership qualities necessary to compete in the marketplace, deliver consistent financial performance and grow shareholder value. The Compensation Committee believes that an effective way to enhance Granite’s performance is through variable compensation structured to align with the Company’s short and long-term performance objectives.  Key elements of the program are as follows:

•	Market competitive base salaries, with the 50th percentile of comparable positions in the market as the goal;

•	Actual pay levels reflecting market data, individual experience, tenure and ability to impact business and financial results;

•	Short-term and long-term goals aligned with the best interests of shareholders, with cash and stock-based incentives earned upon the attainment of pre-established financial and non-financial goals;

•
A comprehensive benefits program which is available to all salaried employees and includes: medical, dental, vision, life, accidental death and dismemberment insurance, short-term and long-term disability insurance, paid vacation, holiday pay; and

•	Eligibility, along with other management employees, to participate in our Non-Qualified Deferred Compensation Program.

Executive Officer Compensation Program

During fiscal year 2012, we conducted our annual “Say on Pay” shareholder advisory vote, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Securities Exchange Commission (“SEC”) rules.  This resulted in the approval of our 2011 compensation of the Named Executive Officers by approximately 97% of the votes cast. In addition to this endorsement by our shareholders of our executive compensation programs and practices, management values the views of our largest institutional shareholders and proxy advisory firms on our compensation practices and disclosures.  The voting results were taken into consideration in planning for fiscal year 2012 compensation.

The key components of the 2012 program for compensating our Named Executive Officers are as follows:

•	Adjustments to align total direct compensation closer with market median levels if deemed necessary by the Compensation Committee;

•	A stand-alone Annual Incentive Plan with Return on Net Assets (“RONA”), Operating Cash Flow, Safety and Strategic Objectives as the key performance measures;

•
A Long-Term Incentive Plan that includes a performance-based component and a service-based component.  For LTIP performance periods starting in 2012, the performance measure is Relative Total Shareholder Return (“TSR”); and

•	Stock ownership guidelines.

The specific provisions of the compensation opportunity, plan design, and performance objectives are described in greater detail in the remainder of this Compensation Discussion and Analysis.

Role of the Compensation Committee and Chief Executive Officer in Determining Executive Compensation

The Compensation Committee is actively engaged in the design and approval of all elements of the compensation program for our executive officers. Compensation and potential payouts are determined with assistance and recommendations from the compensation consultant as discussed below. The Compensation Committee determines the compensation of the Chief Executive Officer. The annual salary levels, incentive compensation targets and potential payouts of the other executive officers are determined by the Compensation Committee based on recommendations of the Chief Executive Officer and the compensation consultant. See also “Information About the Board of Directors and Corporate Governance — Committees of the Board — Compensation Committee” on page 9.

Role of the Compensation Consultant

The Compensation Committee has retained Mercer as its compensation consultant to provide information, analysis, and advice with regard to executive officer compensation. Representatives of the compensation consultant attend Compensation Committee meetings and provide guidance and expertise on competitive pay practices and plan designs that are consistent with the key objectives of the compensation program. See also “Information About the Board of Directors and Corporate Governance — Role of the Compensation Consultant” on page 10.

Annual Risk Assessment

The Compensation Committee annually reviews the balance between risk and reward in the design of the Executive Officer and employee incentive compensation programs.  The AIP and LTIP utilize a portfolio of performance metrics across the company designed to balance short and long-term financial, operational, strategic, and shareholder value creation objectives.  Performance goals are set as a range for each objective with a maximum payout opportunity assigned to each performance goal.  The Compensation Committee carefully reviews incentive plan goals to ensure the appropriate levels of difficulty, and reviews Granite and its peer groups’ financial performance to ensure performance goals and payout opportunities are appropriately calibrated.  The performance measures, maximum payout opportunities and the calibration of achievability of incentive plan goals are all designed to help ensure that the incentive plans appropriately balance risk and reward, limiting excessive risk-taking and the potential for windfall payouts.

Market Data Considered in Determining Executive Compensation

The Compensation Committee reviews available industry compensation data to establish competitive compensation levels which will reward our executive officers if performance targets are achieved. Benchmark data is obtained from the following three sources:

•	A primary data source, consisting of a peer group of nine public companies representing the construction engineering and construction materials industries; and

•	Secondary data source to supplement the primary data source, consisting of:
-	A broad industrial comparator group.

The data from the peer group of nine public companies is used by the Compensation Committee to establish base salary, target total cash and long-term incentive compensation levels.

The broad industrial market data is used as an additional reference point in establishing compensation levels.

Peer Group of Nine Public Companies

The nine public companies selected for the peer group are in the construction, engineering and/or construction materials industries and compete for executive talent in the same market as Granite. The table below names each of the companies and its respective annual revenues and total assets for its 2012 fiscal year.

Company Name	Revenues ($ Millions)	Total Assets ($ Millions)
Emcor Group	$6,347	$3,107
Quanta Services	$5,920	$5,141
Chicago Bridge & Iron Co	$5,485	$4,330
Tutor Perini Corp	$4,111	$3,296
McDermott Intl Inc	$3,642	$3,334
Vulcan Materials	$2,567	$8,127
Martin Marietta Materials	$2,038	$3,161
Dycom Industries Inc	$1,201	$772
Texas Industries Inc	$647	$1,577

Granite’s fiscal 2012 revenues and total assets at December 31, 2012 were $2,083,037 and $1,729,487, respectively.

Broad Industrial Market Data

The broad industrial market data consisted of 70 public companies in the S&P Industrials sector with revenues between $1 billion and $4 billion, with a median revenue of $1.8 billion.

Compensation Elements

Base Salaries

Effective January 1, 2012, Mr. Roberts’ base salary was increased from $500,000 to $660,000, and Ms. Krzeminski’s base salary was increased from $350,000 to $425,000.  The increases were supported by market data from Granite’s 2011 peer groups as shown in the table below, and reflect the executives’ increased tenure and performance in their respective positions.  No adjustments were made to the base salaries of Mr. Donnino, Mr. Case or Mr. Franich.

For amounts paid as base salary during 2012, see the Summary Compensation Table appearing on page 28.

Base Salary Positioning Chart

Named Executive Officer	Titles During 2012	2012 Base Salary	Peer Group Median	% Variance
James H. Roberts	President & Chief Executive Officer (CEO)	$660,000	$946,000	-43%
Laurel J. Krzeminski	Vice President & Chief Financial Officer (CFO)	$425,000	$488,000	-15%
Michael F. Donnino	Senior Vice President & Group Manager	$400,000	$425,000	-6%
Thomas S. Case	Vice President & Group Manager	$375,000	$425,000	-13%
John A. Franich	Vice President & Group Manager	$375,000	$425,000	-13%

Annual Incentive Compensation

The Named Executive Officers participate in the Corporate Annual Incentive Plan pursuant to which annual incentive compensation is determined by overall company performance.  Each Named Executive Officer’s targeted annual incentive opportunity is expressed as a percentage of base salary. Actual cash payouts can range between 0% and 200% of target opportunity based on performance as described in more detail below.

Annual Incentive Opportunity

	2012 Base	Annual Incentive Opportunity
Named Executive Officer	Salary	% of Base Salary			($)
		Threshold	Target	Maximum	Threshold	Target	Maximum
James H. Roberts	$660,000	65%	130%	260%	$429,000	$858,000	$1,716,000
Laurel J. Krzeminski	$425,000	30%	60%	120%	$127,500	$255,000	$510,000
Michael F. Donnino	$400,000	37.5%	75%	150%	$150,000	$300,000	$600,000
Thomas S. Case	$375,000	37.5%	75%	150%	$140,625	$281,250	$563,000
John A. Franich	$375,000	37.5%	75%	150%	$140,625	$281,250	$563,000

The following table illustrates the relative weightings of 2012 Annual Incentive Plan performance measures.   Payout calculations exclude the impact of any extraordinary business activity during the incentive cycle (e.g., acquisition or restructuring).

Annual Incentive Plan Metrics and Weightings	RONA (% of WACC) 20%	OCF Margin 30%	Strategic Metrics 40%	Corporate Safety 10%

Return on Net Assets

RONA is calculated by dividing the adjusted net income Granite earned in the year ended December 31, 2012, by its weighted average net assets, adjusted for the purpose of calculating incentive compensation (total weighted average assets less current liabilities, long-term debt, deferred income taxes, and restructuring expenses).

RONA performance objectives for a given plan year are based on Granite’s Weighted Average Cost of Capital (“WACC”) which is defined as Granite’s blended cost of debt and equity. The WACC, approved by the Compensation Committee for the purpose of calculating incentive compensation, was 8 % for 2012. The Corporate Annual Incentive Plan incorporates RONA and WACC because of the significant capital needs of the business. Granite’s operations require sizable investment in capital equipment and aggregate reserves, which require periodic replacement. Accordingly, the Corporate Annual Incentive Plan is designed in part to reward high returns on the net assets employed.

In determining threshold, target and maximum RONA objectives, the Compensation Committee considers Granite’s RONA history, industry comparisons, growth rate, new investments in the business, cost of capital, and current market conditions. The RONA objectives are reviewed and approved annually by the Compensation Committee, as is the amount of incentive compensation that can be earned by each executive officer.

Operating Cash Flow Margin

The Operating Cash Flow Margin (“OCF Margin”) is calculated by dividing net cash flow from operating activities (as adjusted for restructuring expenses) by annual revenue. The Corporate Annual Incentive Plan incorporates OCF Margin as one of the two financial metrics because it measures our ability to maintain the operating cash necessary to replace assets, purchase assets for growth, and generate fair dividend returns to the shareholders.

Like RONA, the threshold, target and maximum OCF Margin objectives are established at levels that the Compensation Committee considers appropriate given Granite’s historical performance, industry comparisons, and current market conditions. The OCF Margin objectives and associated payout levels for executive officers are reviewed and approved annually by the Compensation Committee.

Strategic Objectives

In addition to financial objectives, the Compensation Committee sets goals related to achievement of strategic objectives. Strategic objectives are reviewed and approved by the Compensation Committee on an annual basis and may change from year to year. The strategic objectives identified for each executive officer included a mix of quantitative and qualitative factors. For 2012 these included: expense reduction, new award attainment, Group level Adjusted Operating Income, information technology capabilities, and leadership development goals. The objectives may have different weighted values as agreed upon by the Compensation Committee and the CEO.

In the case of the executive officers, the Committee approved the strategic metrics and assessed their achievement based primarily on the CEO’s judgment and recommendations. The establishment of strategic objectives for the CEO and assessment of his individual performance is determined by the Compensation Committee in consultation with other members of the Board of Directors.

Safety

Granite places a priority on safety and strives to provide a safe work environment for our employees.  Granite’s programs and policies are implemented to minimize accidents with the goal of providing the safest working environments in the industry.  An OSHA Recordable Incident Rate (“ORIR”), a nationally recognized metric, enables Granite to benchmark safety performance against the construction industry.  The safety objectives are based on historical performance and management’s focus to continually reduce the number of accidents.

In addition to the ORIR performance metric, the Named Executive Officers are required to attend safety training classes and conduct jobsite safety inspections.   The safety incentive may be adjusted downwards due to non-participation in safety training and failure to conduct jobsite inspections.

The ORIR target and payout levels are reviewed and approved annually by the Compensation Committee.  No safety incentive is payable in the event of a Granite employee work-related fatality during the plan year.

ORIR tracks all injuries serious enough to require OSHA documentation (i.e., those that result in medical treatment, restricted duty or lost time) and represents the number of events per 100 full-time employees.  It is calculated by multiplying the number of OSHA recordable injuries (total injuries or lost time injuries) by 200,000 (2,000 hours per employee per year x 100 employees) and dividing by the total number of hours of employee exposure.

For example, in 2012 there were 9,628,435 hours of employee exposure and there were 101 OSHA recordable injuries. The ORIR for 2012 was calculated as follows:

ORIR: 101 x 200,000 / 9,628,435 = 2.1

2012 Annual Incentive Plan Performance Objectives and Actual Payouts

Once threshold requirements below are met, Named Executive Officers can earn between 50% and 200% of their annual target opportunity, depending upon the level of performance for financial, strategic and safety measures. Payout is zero for performance below threshold levels. Performance objectives and actual payouts for 2012 are presented below:

Performance Level	RONA	OCF Margin	Corporate Safety
Maximum	9.60%	7.5%	1.4
Target	7.20%	5.0%	1.8
Threshold	4.80%	3.0%	2.4
Actual Performance	5.8%	4.47%	2.1
Actual Payout (% of target)	70%	87%	75%

Based on actual performance, individual incentives earned by the Named Executive Officers were as follows:

Named Executive Officer	Target Annual Incentive	Actual Annual Incentive	Actual Annual Incentive (% of Target Opportunity)
James H. Roberts	$858,000	$552,195	64%
Laurel J. Krzeminski	$255,000	$176,864	69%
Michael F. Donnino	$300,000	$223,075	74%
Thomas S. Case	$281,250	$152,883	54%
John A. Franich	$281,250	$152,883	54%

Long-Term Incentive Compensation

In order to emphasize sustained long-term performance, all Named Executive Officers participate in the 2012 Corporate Long-Term Incentive Compensation Plan (“2012 LTIP”). The Compensation Committee reviewed peer group compensation data for comparable positions and established incentive target opportunities which approximate peer group median compensation levels.  The opportunities for the Named Executive Officers under the 2012 LTIP are presented below:

Named Executive Officer	2012 LTIP Incentive Target Opportunity
James H. Roberts	$1,500,000
Laurel J. Krzeminski	$550,000
Michael F. Donnino	$600,000
Thomas S. Case	$550,000
John A. Franich	$550,000

Each named Executive Officer’s target award is divided into two components – Service Awards and Performance Awards.  For 2012, the Compensation Committee determined that the current economic environment and challenges facing the construction and engineering industries made it very difficult to set robust and appropriately calibrated three year forward looking economic profit performance goals.  As a result, the Compensation Committee determined that Performance Awards would be earned based only on relative Total Shareholder Return (“TSR”) performance, which is an objective measure of Granite’s performance relative to the industry.  Institutional Shareholder Services (“ISS”) and other institutional investors focus on TSR as a key long term measure of company performance.   Service awards represent one third of the LTIP and are payable based on continued employment.

The table below reflects the weighting of the two components:

LTIP Components Weighting
Weighting
Performance Award	66.7%
Service Award	33.3%
Total	100%

Performance Award

Potential TSR payouts are based on Granite’s TSR performance relative to companies in Standard & Poor’s Construction Materials and Construction and Equipment classification.  The TSR award is adjusted by a percentage based on Granite’s TSR rank relative to the companies in the Standard & Poor’s Construction Materials and Construction Equipment classification.  These companies are listed below:

•	Dycom Industries Inc.	•	Aegion Corporation (formerly Insituform Technologies)	•	Shaw Group Inc.
•	Emcor Group Inc.	•	Jacobs Engineering Group Inc.	•	Texas Industries Inc.
•	Fluor Corp.	•	Martin Marietta Materials	•	URS Corp.
•	Headwaters Inc.	•	Quanta Services Inc.	•	Vulcan Materials Co.

Total Shareholder Return - Funding Mechanism

Rank	Payout (% of Target)
1 -2 of 13	200%
3 of 13	180%
4 of 13	160%
5 of 13	140%
6 of 13	120%
7 of 13	100%
8 of 13	83.3%
9 of 13	66.7%
10 of 13	50%
11 -13 of 13	0%

Total Shareholder Return Performance Calculation

TSR is calculated by dividing (i) the sum of the closing price on the last trading day of the performance period and all dividends and per-share cash equivalents paid during the performance period, by (ii) the closing price on the day before the first day of the performance period.  Performance is measured in one, two, and three year  periods ending on December 31st of each year during the three-year performance period, with one third of the opportunity tied to performance in each of these performance periods.  This provides for a payout opportunity under the 2011 and 2012 TSR award in each of the following three years;

TSR Performance Period	Award Opportunity	Payout Timing (if award earned based on performance)
January 1, 2011 – December 31, 2011	1/3rd of 2011 TSR Award	Q1 2012 (Award Complete)
January 1, 2011 – December 31, 2012	1/3rd of 2011 TSR Award	Q1 2013 (Award Complete)
January 1, 2011 – December 31, 2013	1/3rd of 2011 TSR Award	Q1 2014
January 1, 2012 – December 31, 2012	1/3rd of 2012 TSR Award	Q1 2013 (Award Complete)
January 1, 2012 – December 31, 2013	1/3rd of 2012 TSR Award	Q1 2014
January 1, 2012 – December 31, 2014	1/3rd of 2012 TSR Award	Q1 2015

Service Award

The service award was added to the Long Term Incentive Plan based on the Compensation Committee’s belief that granting of Restricted Stock Unit awards assist in maintaining competitive levels of compensation, encourages the continued retention of key management and aligns the interest of Named Executive Officers with that of the shareholders. Service Awards vest ratably over three years.

2012 Performance Award Payouts

Total Shareholder Return Awards Paid in 2012

Granite’s one year TSR ranking as of December 31, 2012 for the performance period beginning January 1, 2012 through December 31, 2012 was 5 out of 13 companies.  Granite’s two-year TSR ranking for the previous period beginning January 1, 2011 through December 31, 2012 was 5 out of 13 companies. The earned awards for the two periods are presented in the table below.

Performance Period January 1, 2012 – December 31, 2012

Named Executive Officer	Target TSR Incentive	Actual TSR Incentive	Restricted Stock Units Awarded (1)
James H. Roberts	$333,333	$466,667	17,731
Laurel J. Krzeminski	$122,210	$171,094	6,501
Michael F. Donnino	$133,333	$186,667	7,092
Thomas S. Case	$122,210	$171,094	6,501
John A. Franich	$122,210	$171,094	6,501

(1) Awards are denominated as a cash value until earned based on performance.  The number of restricted stock units awarded is calculated by dividing the actual long term incentive value by $26.32 which was the average stock price in January 2012.

Performance Period January 1, 2011 – December 31, 2012

Named Executive Officer	Target TSR Incentive	Actual TSR Incentive	Restricted Stock Units Awarded (1)
James H. Roberts	$166,650	$233,310	8,915
Laurel J. Krzeminski	$55,549	$77,769	2,972
Michael F. Donnino	$66,666	$93,332	3,566
Thomas S. Case	$61,104	$85,546	3,269
John A. Franich	$61,104	$85,546	3,269

(1) Awards are denominated as a cash value until earned based on performance.  The number of restricted stock units awarded is calculated by dividing the actual long term incentive value by $26.17 which was the average stock price in January 2011.

Service Awards Paid in 2012

Named Executive Officer	Service Award	Restricted Stock Units Awarded(1)
James H. Roberts	$500,000	17,188
Laurel J. Krzeminski	$183,370	6,304
Michael F. Donnino	$200,000	6,875
Thomas S. Case	$183,370	6,304
John A. Franich	$183,370	6,304

(1) The number of restricted stock units awarded is calculated by dividing the service award by the closing stock price of $29.09 on March 14, 2012.

Policy Regarding Recovery of Award if Basis Changes Because of Restatement

If the basis upon which a previous compensation award was made is determined to have been in error due to a restatement of a prior year’s financial results, it is Granite’s policy to either recover the amount overpaid or to offset the overpayment against future incentive compensation earned. There were no adjustments to calculations that affected incentive compensation calculated or paid in 2012.

Stock Ownership Guidelines

Our Board of Directors has adopted Stock Ownership Guidelines to align the interests of Granite’s executive officers with the interest of shareholders and to promote Granite’s commitment to sound corporate governance. Executive officers are expected to own and hold a minimum number of shares of Granite common stock based on relevant market standards.  Stock ownership guidelines are determined as a multiple of the executive officer’s base salary, and are as follows:

•	Chief Executive Officer: 3 x annual base salary

•	Other Executive Officers: 1.5 x annual base salary

Minimum stock ownership levels are to be achieved within five years following the later of the May 13, 2009 adoption of the Stock Ownership Guidelines and the date an individual becomes an executive officer. Compliance with the guidelines is reviewed by the Compensation Committee on an annual basis. Shares that count toward the satisfaction of the guidelines include:

•	Shares owned outright by the executive officer or his or her immediate family members residing in the same household, whether held individually or jointly;

•	Shares represented by restricted stock awards or units where the restrictions have lapsed;

•	Shares held for the executive officer's account in the Granite Construction Profit Sharing and 401(k) Plan (“401(k) Plan”); and

•	Shares held in trust for the benefit of the executive officer or his or her family.

Until the applicable guideline is achieved, the executive officer is required to retain an amount equal to 25% of net shares received as a result of the vesting of restricted stock or restricted stock units through Granite’s stock incentive plans.

Stock Ownership as of December 31, 2012

Named Executive Officer	Base Salary	Stock Ownership as Multiple of Base		Required Value of Stock Ownership	Date to be Achieved (1)	# Vested Shares Owned (2)	Value of Shares Owned (3)	Percentage of Attainment
James H. Roberts	$660,000	3	x	$1,980,000	May, 2014	165,438	$5,562,026	281%
Laurel J. Krzeminski	$425,000	1.5	x	$637,500	Nov., 2015	10,657	$358,288	56%
Michael F. Donnino	$400,000	1.5	x	$600,000	May, 2014	63,685	$2,141,090	357%
Thomas S. Case	$375,000	1.5	x	$562,500	Jan., 2015	27,031	$908,782	162%
John A. Franich	$375,000	1.5	x	$562,500	Jan., 2015	12,252	$411,912	73%

(1) To be achieved within five years following adoption of the Stock Ownership guidelines on May 13, 2009 or becoming a Named Executive Officer.

(2) As of January 1, 2013

(3) Based on stock price of $33.62 at close of business on December 31, 2012.

The Company’s Insider Trading Policy, which applies to employees, officers and directors of the Company and their family members and affiliates, provides that such individuals are strongly discouraged from engaging in hedging transactions involving the Company’s securities and that employees, officers and directors must seek pre-approval for any such proposed transactions from the Company’s designated compliance officer.

Non-Qualified Deferred Compensation (NQDC)

Granite offers its executive officers and other key executives participation in the Granite Construction Key Management Deferred Compensation Plan II (the “NQDC”), which:

•	Allows executive officers to defer 50% of their base compensation, 100% of their incentive compensation (cash and equity) and ESOP dividends.

•
Allows participants to choose from a menu of investment options. Granite determines the investment options for the NQDC menu and may add or remove investment options based on a review of the performance of the particular investment.

•	Includes a Rabbi Trust, which provides participants a measure of added security that benefit obligations will be satisfied.

•
Includes an option under which participants can voluntarily direct Granite to purchase life insurance on their behalf and are eligible for a survivor benefit equal to one year’s base salary payable in the event of death. The survivor benefit is payable only while the participant is employed with Granite.

Flexible Bonus Policy

The Compensation Committee has the authority to award discretionary bonuses to employees of the Company.  In 2013, our Compensation Committee determined that it would be beneficial to define and limit its authority to award discretionary bonuses and adopted the Flexible Bonus Policy pursuant to which employees of the Company, including our Named Executive Officers, are eligible to receive a discretionary bonus, which may be based on Company performance, individual performance or such other factors as our Compensation Committee may consider appropriate.  In determining Company performance, our Compensation Committee may consider the achievement of corporate financial, strategic and operational objectives including, but not limited to, revenue, income, and backlog.  In determining individual performance, our Compensation Committee may consider the achievement of personal objectives including, but not limited to, business targets, budgetary targets, succession planning, and safety targets.  The aggregate amount of any bonus or bonuses payable under the Flexible Bonus Policy to any one participant in any calendar year may not exceed $250,000.  Our Compensation Committee believes that the flexible design of the Flexible Bonus Policy is necessary in order to consider the effects of unanticipated events and circumstances on the Company’s business or on a participant’s performance.

Other Compensation

The Named Executive Officers are eligible to participate in the 401(k) Plan.  In 2012, Granite reinstated matching contributions of up to 2% of IRS qualified compensation.   Named Executive Officers are required to maintain a $5,000,000 personal umbrella liability insurance policy to provide coverage while conducting company business.  They are reimbursed for the costs incurred to purchase and maintain the required personal umbrella liability insurance policy.  The Named Executive Officers receive a $1,417 per month vehicle allowance which includes reimbursement for the personal umbrella liability insurance.

Impact of Accounting and Tax Treatments of a Particular Form of Compensation

In connection with its determination of the various elements of compensation for our executive officers, the Compensation Committee takes into account the impact of Section 162(m) of the Internal Revenue Code on the deductibility of compensation for federal income tax purposes.  Section 162(m) limits the deductibility of “nonperformance-based” compensation paid to our principal executive officer and our next four highest paid individuals, other than our principal financial officer, to $1 million annually.  Some of the elements of our executive compensation package, including certain payments under our Corporate Annual Incentive Plan, are intended to qualify as “performance-based” compensation, which is exempt from the limitation on deductibility under Section 162(m).  The Compensation Committee has the discretion to design and implement elements of executive compensation that may not qualify as “performance based” compensation and to approve compensation packages for individual executive officers that may not be fully deductible.

Change-in-Control Arrangements

All of our Named Executive Officers, along with eight key employees approved by the Compensation Committee, are participants in the Executive Retention and Severance Plan. The purpose of the plan is to:

•	Provide an incentive to the existing management to continue their employment with Granite during the pendency of a potential change-in-control transaction; and

•	Attract and retain executives by reducing their concerns regarding future employment following a change in control.

The Executive Retention and Severance Plan provides that if a participant’s employment with Granite is terminated by Granite within three years after a “change in control” of Granite other than for cause, or if the participant resigns from such employment within three years after a “change in control” of Granite for “good reason,” the participant will be entitled to the following benefits:

•	A lump sum payment equal to three times the participant’s annual base salary rate in effect immediately prior to the participant’s termination;

•
A lump sum payment equal to three times the average of the aggregate of all annual incentive bonuses earned by the participant for the three fiscal years immediately preceding the fiscal year of the change in control;

•
A lump sum payment equal to the average of the aggregate annual employer contribution, less applicable withholding, made on behalf of the participant for the three fiscal years preceding the fiscal year of the change in control to the ESOP, 401(k) Plan, and any other retirement plan in effect immediately prior to the change in control;

•
A lump sum payment equal to three times the average annual premium cost for group health, life, and long-term disability benefits, provided for the three fiscal years preceding the fiscal year of termination;

•	Accelerated vesting of equity awards in accordance with the provisions contained in such plans; and

•	Reasonable professional outplacement services for the participant until the earlier of two years following the date of termination or the date on which the participant obtains employment.

Payments made to the terminated participant do not include tax gross-up payments, and are capped.  The amount of the payment will not exceed, and will be reduced if required in order not to exceed, the “Safe Harbor” amount allowable under Section 4999 of the Internal Revenue Code.

In August, 2010, the Compensation Committee approved changes to the Executive Retention and Severance Plan that are believed to be in alignment with emerging best practices. The benefits provided to current participants under the Executive Retention and Severance Plan were not changed. Benefits to new participants will be dependent upon their level of responsibility within the organization and will include the following severance multiples:

Position	Severance Multiple
Chief Executive Officer	2.99x
Senior Vice President / Chief Financial Officer	2x
Other Officers	1x

•
A “change-in-control” is defined as (i) a merger, consolidation or acquisition of Granite where our shareholders do not retain a majority interest in the surviving or acquiring corporation; (ii) the transfer of substantially all of our assets to a corporation not controlled by Granite or its shareholders; or (iii) the transfer to affiliated persons of more than 30% of our voting stock, which leads to a change of a majority of the members of the Board of Directors; and

•
“Good reason” means (i) a material diminution in the participant’s authority, duties or responsibilities, causing the participant’s position to be of materially lesser rank or responsibility within Granite or an equivalent business unit of its parent; (ii) a decrease in the participant’s base salary rate; (iii) relocation of the participant’s work place that increases the regular commute distance between the participant’s residence and work place by more than 30 miles (one way); or (iv) any material breach of the plan by Granite with respect to the participant during a change-in-control period.

The 2012 Equity Incentive Plan authorizes the Compensation Committee to set the terms of any equity award to provide that there will be no acceleration of the exercisability, vesting or payment of such award upon the occurrence of a change-in-control unless the change-in-control is accompanied by the award recipient’s involuntary termination without cause or the award recipient’s resignation for good reason. However,  under the Executive Retention and Severance Plan, restricted stock and restricted stock unit awards vest in full upon the consummation of a change-in-control, provided the award recipient remains an employee prior to the change-in-control.  In addition, the Executive Retention and Severance Plan provides that if the surviving, successor or acquiring corporation does not either assume, continue or substitute outstanding option awards and the award recipient remains an employee prior to the change-in-control, that the vesting and exercisability of such option awards will be accelerated in full upon the consummation of the change-in-control.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” contained in this proxy statement. Based on such review and discussions, the Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference into Granite’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Members of the Compensation Committee:

Rebecca A. McDonald, Chair	William H. Powell
Claes G. Bjork	Gaddi Vasquez(1)

This Report of the Compensation Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing made by us under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate this Report of the Compensation Committee by reference therein.

(1) Mr. Vasquez was elected to the Compensation Committee effective October 1, 2012.

Summary Compensation Table
2012

The following table summarizes, for the years specified, the compensation for our Chief Executive Officer, our Chief Financial Officer and for the three other most highly compensated executive officers for the fiscal year ended December 31, 2012.

Named Executive Officer and Position (a)	Year (b)	Salary (c)	Stock Awards(1) (d)	Non-Equity Incentive Plan Compensation(2) (e)	All Other Compensation(3) (f)	Total (g)
James H. Roberts	2012	$660,000	$722,364	$552,195	$127,444	$2,062,003
President & CEO	2011	$500,000	$500,000	$636,379	$122,789	$1,759,168
(Principal Executive Officer)	2010	$393,754	$318,743	$194,444	$134,921	$1,041,862

Laurel J. Krzeminski	2012	$425,000	$257,462	$176,864	$46,173	$905,499
Vice President & CFO	2011	$350,000	$166,700	$178,113	$38,195	$733,008
(Principal Financial Officer)	2010	$251,932	$118,188	$56,817	$62,670	$489,607

Michael F. Donnino	2012	$400,000	$288,928	$223,075	$66,299	$978,302
Senior Vice President	2011	$400,000	$200,000	$282,894	$57,483	$940,377
and Group Manager	2010	$285,000	$294,235	$142,725	$71,068	$793,028

Thomas S. Case	2012	$375,000	$264,880	$152,883	$55,409	$848,172
Vice President	2011	$375,000	$183,370	$205,154	$49,631	$813,155
and Group Manager	2010	$261,250	$31,187	$95,104	$65,123	$452,664

John A. Franich	2012	$375,000	$264,880	$152,883	$45,996	$838,759
Vice President	2011	$375,000	$183,370	$232,328	$40,176	$830,874
and Group Manager	2010	$261,250	$30,055	$70,778	$53,933	$416,016

(1) The awards in column (d) reflect (i) for 2012 the grant date fair value of stock awards granted for service in the stated year based on the Service Award feature of the LTIP and the grant date fair value of stock awards granted in the stated year based on performance in the prior year pursuant to the performance based component of the LTIP; (ii) for 2011 the grant date fair value of stock awards granted for service in the stated year pursuant to the Service Award feature of the LTIP; and (iii) for 2011 the grant date fair value of stock awards granted in the stated year based on performance in the prior year pursuant to the performance based component of the LTIP.   The grant date fair value is determined in accordance with Financial Accounting Standards Code Topic 718, without regard to potential forfeitures. For additional information about the assumptions used in these calculations, see Note 14 to the audited consolidated financial statements of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012. Please refer to the “Compensation Discussion and Analysis — Compensation Elements — Long Term Incentive Compensation” beginning on page 21 for a detailed explanation of the 2011 Long Term Incentive Plan.

(2) The amounts in column (e) reflect (i) for 2012, the cash awards earned for performance in 2012 and paid in March 2013; for 2011, the cash awards earned for performance in 2011 and paid in March 2012; and (ii) for 2010, cash awards earned for performance in 2010 and paid in March 2011.  For a detailed explanation of cash awards for performance in 2012, see “Compensation Discussion and Analysis — Compensation Elements — Annual Incentive Compensation” beginning on page 18.

(3) Please refer to the Other Compensation Table below for details with respect to all other compensation.

Other Compensation Table
2012

Named Executive Officer (a)	401(k) Match(1) (b)	Dividends(2) (c)	Vehicle Allowances(3) (d)	Insurance(4) (e)	Other (5) (f)	Total (g)
James H. Roberts	5,000	$87,654	$17,004	$17,786	-	$127,444
Laurel J. Krzeminski	5,000	$6,383	$17,004	$17,786	-	$46,173
Michael F. Donnino	5,000	$30,492	$17,004	$13,253	$550	$66,299
Thomas S. Case	5,000	$15,619	$17,004	$17,786	-	$55,409
John A. Franich	5,000	$6,281	$17,004	$17,711	-	$45,996

(1) The amounts in column (b) reflect the company matching contribution, not to exceed 2%, on compensation deferred into the 401(k) Plan.

(2) The amounts in column (c) reflect Restricted Stock and ESOP Dividends, and Restricted Stock Dividend Equivalent Units paid to Mr. Roberts, Ms. Krzeminski, and Messrs. Roberts, Donnino, Case and Franich.

(3) The amounts in column (d) reflect the vehicle allowances provided to the Named Executive Officers. For a detailed explanation, please refer to “Other Compensation” on page 25.

(4) The amounts in column (e) reflect the company expense for medical, dental, vision, life, short and long-term disability insurance, Accidental Death & Dismemberment, Executive Liability Insurance, and Employee Assistance Program.

(5) The amounts in column (f) reflect reimbursement for a mobile device.

Grants of Plan-Based Awards Table
2012

The following table provides additional information about incentive plan awards and other equity awards granted to our Named Executive Officers during the year ended December 31, 2012.

		Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)
Named Executive Officer (a)	Grant Date (b)	Threshold (c)	Target (d)	Maximum (e)	Threshold (f)	Target (g)	Maximum (h)	All Other Stock Awards: Number of Shares or Stock Units (i)		Grant Date Fair Value of Stock Awards (j)
James H. Roberts	-	$429,000	$858,000	$1,716,000	-	-	-	-		-
	-	-	-	-	-	$1,500,000	$2,500,000	-		-
	03/14/2012	-	-	-	-	-	-	17,188	(3)	$500,000
	03/14/2012	-	-	-	-	-	-	7,644	(4)	$222,364
Laurel J. Krzeminski	-	$127,500	$255,000	$510,000	-	-	-	-		-
	-	-	-	-	-	$550,000	$917,000	-		-
	03/14/2012	-	-	-	-	-	-	6,304	(3)	$183,370
	03/14/2012	-	-	-	-	-	-	2,547	(4)	$74,092
Michael F. Donnino	-	$150,000	$300,000	$600,000	-	-	-	-		-
	-	-	-	-	-	$600,000	$1,000,000	-		-
	03/14/2012	-	-	-	-	-	-	6,875	(3)	$200,000
	03/14/2012	-	-	-	-	-	-	3,057	(4)	$88,928
Thomas S. Case	-	$140,500	$281,250	$563,000	-	-	-	-		-
	-	-	-	-	-	$550,000	$917,000	-		-
	03/14/2012	-	-	-	-	-	-	6,304	(3)	$183,370
	03/14/2012	-	-	-	-	-	-	2,802	(4)	$81,510
John A. Franich	-	$140,500	$281,250	$563,000	-	-	-	-		-
	-	-	-	-	-	$550,000	$917,000	-		-
	03/14/2012	-	-	-	-	-	-	6,304	(3)	$183,370
	03/14/2012	-	-	-	-	-	-	2,802	(4)	$81,510

(1) Amounts in columns (c) through (e) reflect threshold, target and maximum incentives, as applicable, under the 2012 Annual Incentive Plan.  Under the 2012 Annual Incentive Plan, each Named Executive Officer had the ability to earn 50% - 200% of his or her target annual incentive compensation based on the level (from below threshold to maximum) of achievement of performance goals.  For a more detailed discussion of annual incentive compensation and the payout actually received by each Named Executive Officer under the 2012 Annual Incentive Plan, see “Compensation Discussion and Analysis — Compensation Elements — Annual Incentive Compensation” beginning on page 18 and “Compensation Discussion and Analysis — Compensation Elements — Annual Incentive Compensation — 2012 Annual Incentive Plan Performance Objectives and Actual Payouts” beginning on page 20.

(2) Amounts in columns (f) through (h) reflect the threshold, target and maximum award amounts applicable to the performance based (TSR) components of our 2012 Long Term Incentive Plan (“LTIP”).  Each Named Executive Officer has the ability to earn from 0% to 200% of the TSR in the LTIP.  Any payouts under the plan are made in the form of restricted stock units.  Payouts on the performance based components of the LTIP are made after the end of the year.  For more detailed discussion of the 2012 Long Term Incentive Plan and payouts thereunder, see “Compensation Discussion and Analysis — Compensation Elements — Long Term Incentive Compensation” beginning on page 21.

(3) (4) The restricted stock units granted on March 14, 2012 reflect the service and performance awards granted under the LTIP.  The number of restricted stock units granted for the service award is calculated by dividing the service award by the closing price of our common stock of $29.09 on the date of the grant.  The restricted stock units granted as service awards vest in three equal annual installments beginning on March 14, 2012.  The number of restricted stock units granted for the performance award is calculated by dividing the performance award by the average stock price in January 2011 of $26.17.  Performance awards are fully vested on the date of grant. The holders of restricted stock units are entitled to receive dividends equivalent units in lieu of cash dividends declared by the Board on the outstanding common stock of the Company.

Outstanding Equity Awards at Fiscal Year-End Table
2012

The following table summarizes equity awards made to the Named Executive Officers that were outstanding as of December 31, 2012.

	Stock Awards
Named Executive Officer (a)	Number of Shares or Units of Stock That Have Not Vested (1) (b)	Market Value of Shares or Units of Stock That Have Not Vested (2) (c)
James H. Roberts	33,575 (3)	$1,128,792
Laurel J. Krzeminski	11,894 (3)	$399,876
Michael F. Donnino	15,395 (3)	$517,580
Thomas S. Case	15,700 (3)	$527,834
John A. Franich	11,987 (3)	$403,003

(1) Upon death or disability, all of the equity awards of a Named Executive Officer would vest immediately, in which case the Named Executive Officer or his or her estate could realize the amount specified in this table.

(2) The amounts shown in column (c) are based on the December 31, 2012 closing price of our common stock of $33.62.

(3) Vesting dates for each outstanding Restricted Stock and Restricted Stock Unit awards for the Named Executive Officers are as follows:

		Number of Shares Underlying Vesting Awards
Vesting Date	Award Type	James H. Roberts	Laurel J. Krzeminski	Michael F. Donnino	Thomas S. Case	John A. Franich
2013
01/01/2013	Restricted Stock Units	-	344	-	-	-
02/28/2013	Restricted Stock Units	-	-	-	4,396	696
03/11/2013	Restricted Stock Units	9,913	2,385	5,930	2,625	2,612
03/14/2013	Restricted Stock Units	5,833	2,139	2,333	2,139	2,139
04/01/2013	Restricted Stock Units	-	345	-	-	-
07/01/2013	Restricted Stock Units	-	347	-	-	-
2014
03/11/2014	Restricted Stock Units	6,161	2,054	2,465	2,260	2,260
03/14/2014	Restricted Stock Units	5,834	2,139	2,333	2,139	2,139
2015
03/14/2015	Restricted Stock Units	5,834	2,141	2,334	2,141	2,141

Stock Vested Table
2012

The following table reflects the number of shares our Named Executive Officers acquired upon the vesting of stock awards during 2012 and the value realized before payment of any applicable withholding tax and broker commissions.

	Stock Awards
Named Executive Officer (a)	Number of Shares Acquired on Vesting (b)	Value Realized upon Vesting (1) (c)
James H. Roberts	30,931	$936,715
Laurel J. Krzeminski	6,968	$199,630
Michael F. Donnino	8,892	$262,731
Thomas S. Case	11,402	$331,085
John A. Franich	8,696	$253,690

(1) The amounts in column (c) are based on the fair market value of our common stock on the applicable vesting date.

Nonqualified Deferred Compensation Table
2012

The following table summarizes our Named Executive Officers’ compensation under our nonqualified deferred compensation plan for the year ended December 31, 2012, which is also reflected in the Summary Compensation Table above:

Named Executive Officer (a)	Executive Contribution in Last Fiscal Year(1)(2) (b)	Registrant Contributions in Last Fiscal Year (c)	Aggregate Earnings in Last Fiscal Year(3) (d)	Aggregate Withdrawals/ Distributions(4) (e)	Aggregate Balance at Last Fiscal Year End (f)
James H. Roberts	-	-	$43,570	-	$380,409
Laurel J. Krzeminski	$35,623	-	$5,731	-	$72,575
Michael F. Donnino	$263,151	-	$151,330	-	$1,493,274
Thomas S. Case	-	-	$33	-	$79,052
John A. Franich	-	-	-	-	-

(1) The Granite Construction Key Management Deferred Compensation Plan II allows Named Executive Officers to defer equity and non-equity incentive compensation and ESOP dividends.  Participants are required to make an election each plan year with respect to the amount to be deferred, future distribution date, and form of distribution. A distribution election is irrevocable on the first day of each plan year.

(2) Amounts included are $35,623 of Ms. Krzeminski’s non-equity incentive plan award, and $263,151of Mr. Donnino’s non-equity incentive plan awards and the fair value of stock awards that were vested and deferred into the NQDC in 2012.  Mr. Donnino deferred $84,868 of his non-equity incentive plan award, $88,928 or 100% of his TSR stock award, which was granted and vested March 14, 2012, based on 2011 performance, $69,862 or 33% of his service award granted March 11, 2011, which vested March 11, 2012, and ESOP dividends, of $19,493.

(3) Amounts included in this column do not include above market or preferential earnings (of which there were none) and, accordingly, such amounts are not reported in the Summary Compensation Table on page 28 as above market or preferential earnings.

(4) Amounts included in this column are distributions made pursuant to deferral elections made under the Key Management Deferred Compensation Plan II.

Potential Payments upon Termination or Change in Control

Except in the case of a change in control, Granite is not obligated to pay severance or other enhanced benefits to any of the Named Executive Officers in connection with a termination of their employment.  Upon death or disability, all of the equity awards of a Named Executive Officer would vest immediately, in which case the Named Executive Officer or his or her estate could realize the amount specified under Accelerated Equity Awards (column (e)) in the table below.

The following table sets forth an example of the potential payments and benefits under Granite’s compensation and benefit plans and arrangements to which the Named Executive Officers would be entitled upon termination of employment under certain circumstances within three years following a change in control of Granite. The amounts set forth in the table are based on the assumption that such termination event occurred on the last business day of fiscal year 2012.

Named Executive Officer (a)	Cash Severance Payment(1) (b)	Insurance Benefits(2) (c)	Other Compensation(3) (d)	Accelerated Equity Awards(4) (e)	Total (f)
James H. Roberts	$2,441,006	$18,315	$6,567	$1,128,792	$3,594,680
Laurel J. Krzeminski	$1,412,265	$17,481	$5,225	$399,876	$1,834,847
Michael F. Donnino	$1,416,231	$13,576	$6,567	$517,580	$1,953,954
Thomas S. Case	$1,276,047	$18,315	$6,795	$527,834	$1,828,991
John A. Franich	$1,276,996	$18,256	$6,795	$403,003	$1,705,050

(1) The amounts in column (b) reflect a lump sum payment equal to (i) three times the annual average of the aggregate annual incentive bonuses earned for the three fiscal years preceding the fiscal year of the change in control plus (ii) three times the annual base salary rate in effect immediately prior to the termination.

(2) The amounts in column (c) reflect the lump sum equal to three times the average annual cost to Granite of the Named Executive Officer’s group insurance benefits, such as life, health and long-term disability, for the three fiscal years ending before the date of termination.

(3) The amounts in column (d) reflect a lump sum payment equal to three times the annual average cash equivalent of contributions which were made on behalf of the Named Executive Officer for the three fiscal years ending before the date of termination to the 401(k) Plan and any other retirement plan provided by Granite and in effect as of the date of termination. This amount does not include additional amounts that may be payable for reasonable professional outplacement services for the Named Executive Officer to which the Named Executive Officer is entitled under the plan until the earlier of (i) two years following the date of termination and (ii) the date on which the Named Executive Officer obtains other employment.

(4) In the event of a change in control, if the acquiring person does not assume or replace outstanding equity awards, all non-exercisable, unvested or unpaid portions of the outstanding equity awards would become immediately exercisable and fully vested. If the Named Executive Officer’s service is terminated under certain circumstances within 12 months following a change in control, the exercisability, vesting, and payment of the outstanding equity awards would be accelerated effective immediately as of the date of termination. The amounts in column (e) reflect the outstanding equity awards valued at the December 31, 2012 closing price of our common stock of $33.62.

Director Compensation

Stock Ownership

All existing non-employee directors appointed to the board prior to November 2009 are required by November, 2014 to own and maintain three times their Annual Board Cash Retainer from Granite in Granite common stock. All future non-employee directors are required to own and maintain three times their Annual Board Cash Retainer from Granite in Granite common stock within five years after joining the Board.

Cash and Equity Compensation Policy

Granite’s non-employee directors receive annual cash retainers and equity grants as set forth in the table below.  Key highlights of the director compensation program are as follows:

•	Cash retainers are paid in quarterly installments. No additional fees are paid for attendance at meetings whether in person or telephonically;

•	The Chairman of the Board’s retainer is inclusive of all Committee retainers; and

•
Directors, other than the Chairman of the Board, receive an annual grant of Restricted Stock Units valued at $100,000 on the date of grant. The Chairman of the Board receives an annual grant of Restricted Stock Units equal to $150,000 in value on the date of grant. All Restricted Stock Units vest in full on the first anniversary of the date of grant (typically May 20th of each year).

Annual Board Retainers
Member	$70,000
Chairman of the Board	$150,000

Annual Committee Retainers
Audit	$10,000
Audit Chair	$20,000
Nominating and Corporate Governance	$5,000
Nominating and Corporate Governance Chair	$15,000
Compensation	$5,000
Compensation Chair	$17,000
Strategic Planning	$5,000
Strategic Planning Chair	$15,000
Executive	$5,000

Annual Equity Grants
Member	$100,000	Restricted Stock Units
Chairman of the Board	$150,000	Restricted Stock Units

Director Compensation Table
2012

The following table presents the compensation provided by Granite to our directors for the year ended December 31, 2012.

Name (a)	Fees Earned or Paid in Cash(1) (b)	Unit Award(2) (c)	All Other Compensation(3) (d)	Total (e)
Claes G. Bjork(4)	$100,000	$100,000	$3,721	$203,721
James W. Bradford, Jr.	$100,000	$100,000	$2,650	$202,650
Gary M. Cusumano	$75,000	$100,000	$2,108	$177,108
William G. Dorey	$80,000	$100,000	$5,298	$185,298
David H. Kelsey(4)	$95,000	$100,000	$4,403	$199,403
Rebecca A. McDonald	$102,000	$100,000	$4,717	$206,717
J. Fernando Niebla(4) (5)	$45,000	$0	$2,974	$47,974
William H. Powell	$150,000	$150,000	$3,292	$303,292
Gaddi H. Vasquez	$20,000	$66,667	$299	$86,966

(1) The amount in column (b) reflects the annual cash retainer paid to non-employee directors for the year ended December 31, 2012.  In 2012 each non-employee director was paid an annual retainer as a member of the Board and additional retainers for participation as a member of a Board committee. The cash retainer was paid quarterly in equal payments; no meeting fees were paid.  Mr. Vasquez was elected as a non-employee director effective October 1, 2012, and his annual cash retainer was pro-rated through December 31, 2012.

(2) The amounts in column (c) reflect the grant date fair market value of the 2012 Restricted Stock Unit awards. The grant date fair value is determined in accordance with Financial Accounting Standards Code Topic 718, without regard to potential forfeitures. For additional information about the assumptions used in these calculations, see Note 14 to the audited consolidated financial statements of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012. These awards have a one year vesting schedule. On May 30, 2012, Messrs. Bjork, Bradford, Cusumano, Dorey, Kelsey and Ms. McDonald received an annual grant of 4,331 Restricted Stock Units with a grant date fair market value of $23.09 per share. As Chairman of the Board, Mr. Powell received a grant of 6,497 Restricted Stock Units with a grant date fair market value of $23.09 per share. Furthermore, Mr. Vasquez received a prorated grant of 2,301 Restricted Stock Units on November 8th, 2012 with a grant date fair market value of $28.97. As of December 31, 2012: Mr. Bjork had an outstanding balance of 8,216 options, 3,127 deferred units and 4,372 Restricted Stock Units; Mr. Bradford had an outstanding balance of 3,163 options, 775 deferred units and 4,372 Restricted Stock Units; Mr. Cusumano had an outstanding balance of 1,268 options, and 4,372 Restricted Stock Units; Mr. Dorey had an outstanding balance of 6,237 deferred performance units and 4,372 Restricted Stock Units; Mr. Kelsey had an outstanding balance of 5,973 options, 4,928 deferred units and 4,385 Restricted Stock Units; Ms. McDonald had an outstanding balance of 2,760 options, 5,024 deferred units, and 4,372 Restricted Stock Units; Mr. Niebla had an outstanding balance of 5,699 options, 4,353 deferred units; Mr. Powell had an outstanding balance of 6,558 Restricted Stock Units; and Mr. Vasquez had an outstanding balance of 2,301 Restricted Stock Units.

(3) Column (d) includes dividends on restricted stock and the cash value of dividend equivalents from deferred units in prior years and restricted stock units.

(4) The Granite Construction Key Management Deferred Compensation Plan II allows non-employee directors to defer receipt of their annual cash retainer and Restricted Stock Unit awards into the Nonqualified Deferred Compensation Plan (in which case, the Restricted Stock Units are referred to as “deferred units”). Granite does not provide a matching contribution to non-employee director deferrals. Participants are required to make an election each plan year with respect to the amount to be deferred, future payment date and form of distribution. A distribution election is irrevocable on the first day of each plan year.  Mr. Kelsey deferred 100% of both his annual cash retainer and Restricted Stock Unit awards into the Key Management Deferred Compensation Plan II.  Mr. Bjork deferred 100% of his Restricted Stock Unit award into the Key Management Deferred Compensation Plan II.  Mr. Niebla deferred a 100% of his annual cash retainer into the Key Management Deferred Compensation Plan II.  Messrs. Bradford, Cusumano, Dorey, Vasquez, Powell, and Ms. McDonald made no deferrals of their annual cash retainers or Restricted Stock Units into the Key Management Deferred Compensation Plan II.

(5) Effective May 23, 2012, Mr. Niebla retired from the Board of Directors.

Stock Ownership of Beneficial Owners and Certain Management

The following table provides information regarding the ownership of our common stock as of March 1, 2013 by each person known to us to beneficially own 5% or more of our common stock, each of our directors and nominees, each of our Named Executive Officers, and all of our current directors and executive officers as a group.

Name	Amount and Nature Beneficial Ownership(1)	Percentage (%) of Common Stock Outstanding(2)
BlackRock, Inc(3)	2,819,093	7.28%
40 East 52nd Street
New York, NY 10022
Franklin Advisory Services, LLC(4)	2,847,000	7.35%
One Parker Plaza, Ninth Floor
Fort Lee, NJ 07024
Heartland Advisors, Inc.(5)	2,185,675	5.64%
789 North Water Street
Milwaukee, WI 53202
Mercer Trust Company (ESOP Trust) (6)	2,444,163	6.31%
One Investors Way
Norwood, MA 02062
Claes G. Bjork(7)	14,093	*
James W. Bradford, Jr.(8)	13,182	*
Gary M. Cusumano(9)	13,366	*
William G. Dorey(10)	214,993	*
David H. Kelsey(11)	13,745	*
Rebecca A. McDonald(12)	14,598	*
William H. Powell	45,932	*
Gaddi H. Vasquez	0	*
Thomas S. Case(13)	33,700	*
Michael F. Donnino(14)	65,883	*
John A. Franich(15)	17,605	*
Laurel J. Krzeminski(16)	15,029	*
James H. Roberts(17)	181,184	*
All Executive Officers and Directors As a Group (13 Persons)(7-12,13-17)	642,810	1.66%

*Less than 1%

(1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable.

(2) Calculated on the basis of 38,721, 033 shares of common stock issued and outstanding as of March 1, 2013, including 21,380 shares of common stock underlying options exercisable within 60 days of March 1, 2013 and 11,992 shares of common stock issuable upon the vesting of restricted stock units within 60 days of March 1, 2013 that are deemed outstanding in accordance with the rules of the Securities and Exchange Commission.

(3) Based upon a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC (i) the number of shares beneficially owned is as of December 31, 2012, and (ii) BlackRock has sole voting power and sole dispositive power with respect to all 2,819,093 shares.

(4) Based upon a Schedule 13G filed by Franklin Advisory Services, LLC (“Franklin Advisory Services”) with the SEC (i) the number of shares beneficially owned is as of December 31, 2012, and (ii) Franklin Advisory Services has sole voting power with respect to 2,683,000 shares and sole dispositive power with respect to 2,847,000 shares. Such Schedule 13G notes that (i) the securities in question are beneficially owned by one or more open  or closed end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries of Franklin Resources, Inc. (“FRI”), and that FRI may be deemed to be the beneficial owner of such shares; and (ii) Franklin Advisory Services may be deemed to be the beneficial owner of such shares through its affiliation with FRI.

(5) Based upon a Schedule 13G filed by Heartland Advisors, Inc. (“Heartland”) with the SEC (i) the number of shares beneficially owned is as of December 31, 2012, and (ii) Heartland has shared voting and shared dispositive power with respect to 2,185,675 shares. Such Schedule 13G notes that the shares in question may be deemed beneficially owned by (a) Heartland by virtue of its investment and voting authority granted by certain clients, which may be revoked at any time, and (ii) William J. Nasgovitz by virtue of his control of Heartland.

(6) Represents shares held by the trustee of a trust associated with our Employee Stock Ownership Plan (“ESOP”), all of which have been allocated to the accounts of Plan participants. The trustee votes the shares held by it in accordance with instructions received from Plan participants. The trustee votes shares for which no such instructions are received in the same proportion as it votes shares for which such instructions are received.

(7) Includes 8,216 shares of common stock which Mr. Bjork has the right to acquire within 60 days after March 1, 2013 as a result of vested and exercisable options.

(8) Includes 3,163 shares of common stock which Mr. Bradford has the right to acquire within 60 days after March 1, 2013 as a result of vested and exercisable options, and 5,865 shares of common stock that Mr. Bradford holds jointly with his wife.

(9) Includes 1,268 shares of common stock which Mr. Cusumano has the right to acquire within 60 days after March 1, 2013 as a result of vested and exercisable options and 1,471 shares of common stock that Mr. Cusumano holds in trust for the benefit of his family as to which shares Mr. Cusumano and his wife share voting and investment power.

(10) Includes 172,894 shares of common stock that Mr. Dorey holds in trust for the benefit of his family as to which shares Mr. Dorey and his wife share voting and investment power.

(11) Includes 5,973 shares of common stock which Mr. Kelsey has the right to acquire within 60 days after March 1, 2013 as a result of vested and exercisable options, and 6,713 shares of common stock that Mr. Kelsey holds jointly with his wife.

(12) Includes 2,760 shares of common stock which Ms. McDonald has the right to acquire within 60 days after March 1, 2013 as a result of vested and exercisable options.

(13) Includes 14,510 shares of common stock owned by the ESOP but allocated to Mr. Case’s account as of March 1, 2013, 367 shares of restricted common stock, for which Mr. Case has voting but not dispositive power, and 4,397 shares of common stock issuable upon the vesting of restricted stock units within 60 days after March 1, 2013. Subject to continued employment by Granite, Mr. Case will become eligible to make withdrawals of his ESOP shares when he attains age 55.

(14) Includes 37,627 shares of common stock owned by the ESOP but allocated to Mr. Donnino’s account as of March 1, 2013, 3,466 shares of restricted common stock, for which Mr. Donnino has voting but not dispositive power, and 4,797 shares of common stock issuable upon the vesting of restricted stock units within 60 days after March 1, 2013. As a result of having attained age 55 and continuing to be employed by Granite, Mr. Donnino is currently eligible to make withdrawals of his ESOP shares.

(15) Includes 211 shares of common stock owned by the ESOP but allocated to Mr. Franich’s account as of March 1, 2013, 354 shares of restricted common stock, for which Mr. Franich has voting but not dispositive power, and 4,397 shares of common stock issuable upon the vesting of restricted stock units within 60 days after March 1, 2013. As a result of having attained age 55 and continuing to be employed by Granite, Mr. Franich is currently eligible to make withdrawals of his ESOP shares.

(16) Includes 332 shares of restricted common stock, for which Ms. Krzeminski has voting but not dispositive power, and 4,537 shares of common stock issuable upon the vesting of restricted stock units within 60 days after March 1, 2013.

(17) Includes 127,585 shares of common stock owned by the ESOP but allocated to Mr. Roberts’ account as of March 1, 2013, 19,803 shares of common stock held jointly with his wife, 3,754 shares of restricted common stock, for which Mr. Roberts has voting but not dispositive power, and 11,992 shares of common stock issuable upon the vesting of restricted stock units within 60 days after March 1, 2013. As a result of having attained age 55 and continuing to be employed by Granite, Mr. Roberts is currently eligible to make withdrawals of his ESOP shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and any persons who beneficially own more than 10% of our common stock to report ownership of, and transactions in, Granite stock with the SEC. Our executive officers, directors and any persons who beneficially own more than 10% of our common stock are required by SEC regulation to furnish to Granite with copies of all Section 16(a) reports they file.

Based solely on our review of these reports and written representations from all of our executive officers and directors that no other reports were required with respect to their beneficial ownership of our common stock during fiscal year 2012, we believe that all reporting requirements applicable to our executive officers, directors and any persons who beneficially own more than 10% of our common stock pursuant to Section 16(a) of the Exchange Act were complied with, except that, due to third-party reporting system errors, the restricted stock unit grants for long-term incentive awards and service awards received by Thomas S. Case, Michael F. Donnino, John A. Franich, Laurel J. Krzeminski and James H. Roberts, were reported in late Form 4 filings.

Equity Compensation Plan Information

The following table contains information as of December 31, 2012 regarding stock authorized for issuance under the 2012 Equity Incentive Plan:

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted average exercise price of outstanding options, warrants and rights (b)(2)	Number of Securities remaining available for future issuance under equity compensation plans (excluding stock reflected in column (a)) (c)
Equity Compensation Plans approved by shareholders	621,393	$35.73	1,886,882
Equity Compensation Plans not approved by shareholders	-	-	-
Total	621,393	$35.73	1,886,882

(1) Reflects options to purchase 27,079 shares of common stock and Restricted Stock Units covering 594,314 shares of common stock.

(2) Reflects the exercise price per share of common stock purchasable upon the exercise of stock options only.

Transactions with Related Persons

Granite’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions (transactions involving an executive officer, director, director nominee or greater than 5% beneficial owner of Granite common stock or an immediate family member of, or anyone (other than a tenant or employee) residing in the home of, an executive officer, director, director nominee or greater than 5% beneficial owner of Granite common stock). They also determine, based on the facts and circumstances, whether a related person has a direct or indirect interest in the transaction. In addition, the Board of Directors has adopted a written policy and written procedures for review and approval or ratification of related party transactions involving Granite. The policy requires the Audit/Compliance Committee’s review and approval or ratification of any related party transaction (as defined in the policy) in which Granite is a participant. This includes, among other things, any related party transaction that would be required to be disclosed under the rules and regulations of the SEC.

Under the policy, the Audit/Compliance Committee reviews the material facts of all related party transactions that require the Audit/Compliance Committee’s approval and either approves or disapproves of the entry into the related party transaction. If advance Audit/Compliance Committee approval of a related party transaction is not feasible, the transaction may only be entered into subject to the Audit/Compliance Committee’s later approval. Thereafter, the Audit/Compliance Committee will consider the transaction, and, if the Audit/Compliance Committee determines it to be appropriate, ratify it at the next regularly scheduled meeting of the Audit/Compliance Committee. In determining whether to approve or ratify a related party transaction, the Audit/Compliance Committee takes into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

The Audit/Compliance Committee has determined that the following transactions shall be deemed to be pre-approved: (i) employment of an executive officer if (a) the executive officer’s compensation is required to be reported in Granite’s proxy statement or (b) the executive officer is not an immediate family member of another executive officer or director of Granite, the executive officer’s compensation would be reported in Granite’s proxy statement if the executive officer were a “named executive officer” and the Compensation Committee approved (or recommended that the Board approve) such compensation; (ii) compensation to a director required to be disclosed in Granite’s proxy statement; (iii) any transaction with another company at which the related person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of that company’s annual revenues; (iv) any charitable contribution, grant or endowment by Granite to a charitable organization, foundation or university at which a related person’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $100,000 or 2% of the charitable organization’s total annual receipts; (v) any transaction where the related person’s interest arises solely from the ownership of Granite common stock and all holders of Granite common stock receive the same benefit on a pro rata basis; and (vi) any transaction with a related person involving services as a bank depositary of funds, transfer agent, registrar or trustee under a trust indenture or similar services.

In addition, the Board has delegated to the Chair of the Audit/Compliance Committee the authority to pre-approve or ratify (as applicable) any related person transaction in which the aggregate amount involved is expected to be less than $100,000.

No director who has an interest in the transaction under consideration may participate in the approval process. All related party transactions approved by the Audit/Compliance Committee must be disclosed to the full Board of Directors.

Report of the Audit / Compliance Committee

The Audit/Compliance Committee is appointed by the Board of Directors and reports to the Board at each meeting. Its purpose is to (a) assist the Board in its oversight of (1) Granite’s accounting and financial reporting principles and policies, and internal and disclosure controls and procedures, including the internal audit function, (2) Granite’s system of internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, (3) the integrity of Granite’s financial statements, (4) the qualifications and independence of Granite’s independent registered public accounting firm, (5) Granite’s compliance with legal and regulatory requirements, and (6) Granite’s Corporate Compliance Program and Code of Conduct; and (b) serve as the Qualified Legal Compliance Committee of the Board of Directors as required. The Audit/Compliance Committee is solely responsible for selecting, evaluating, setting the compensation of, and, where deemed appropriate, replacing the independent registered public accounting firm.

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and the effectiveness of the internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit/Compliance Committee reviewed and discussed with management the audited financial statements in the Annual Report on Form 10-K for fiscal year ended December 31, 2012, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit/Compliance Committee also oversees our Ethics and Compliance Program, participates in the annual evaluation of our Corporate Compliance Officer and the Director of Internal Audit, and provides a detailed annual report to the Board on the progress of the program and plans for future activities.

The Director of Internal Audit reports directly to the Chairman of the Audit/Compliance Committee and has direct access and meets regularly with the Audit/Compliance Committee to discuss the results of internal audits and the quality of internal controls. The Corporate Compliance Officer also reports directly to the Audit/Compliance Committee.

The Audit/Compliance Committee reviewed and discussed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of Granite’s audited financial statements with generally accepted accounting principles, its judgments as to the quality of Granite’s accounting principles, the clarity of disclosures in the financial statements and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380, as adopted by the Public Company Accounting Oversight Board in Rule 3200T). In addition, the Audit/Compliance Committee has discussed with the independent registered public accounting firm the auditor’s independence from Granite and its management, and the matters in the written disclosures and the letter received by the Audit/Compliance Committee from the independent registered public accounting firm required by the Public Company Accounting Oversight Board Rule 3526.

The Audit/Compliance Committee discussed with the independent registered public accounting firm the overall scope and plans for their audit. The Audit/Compliance Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of Granite’s internal controls, including internal control over financial reporting, and the overall quality of Granite’s financial reporting. In addition, the Audit/Compliance Committee reviewed with management and the independent registered public accounting firm drafts of Granite’s quarterly and annual financial statements and press releases prior to the public release of the quarterly earnings. In addition to the quarterly review, the Audit/Compliance Committee met with the Chief Executive Officer and the Chief Financial Officer to discuss the process adopted by management to enable them to sign the certifications that are required to accompany reports filed with the SEC.

Based on the review and discussions referred to above, the Audit/Compliance Committee recommended to Granite’s Board of Directors that Granite’s audited financial statements be included in Granite’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Members of the Audit/Compliance Committee:

David H. Kelsey, Chair	J. Fernando Niebla(1)
James W. Bradford, Jr.	Rebecca A. McDonald

This Report of the Audit/Compliance Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing made by us under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate this Report of the Audit/Compliance Committee by reference therein.

(1) Mr. Niebla retired at the May 23, 2012 Annual Meeting of Shareholders.

Independent Registered Public Accountants

Principal Accountant Fees and Services

Aggregate fees for professional services rendered for us by PricewaterhouseCoopers LLP for the years ended December 31, 2012 and December 31, 2011 were:

	2012	2011
Audit Fees(1)	$3,289,564	$1,747,150
Audit-Related Fees(2)	$450,750	$0
Tax Fees(3)	$0	$1,313
All Other Fees(4)	$6,800	$1,800
Total	$3,747,114	$1,750,263

(1) Audit Fees paid in 2012 and 2011 were for professional services rendered for the audits of Granite’s consolidated financial statements, including audits of internal control over financial reporting, audits of subsidiary financial statements, and quarterly financial reviews.

(2) Audit-Related Fees paid in 2012 were for professional services rendered for due diligence work performed in connection with acquisitions and pre-implementation review of a new ERP system.

(3) Tax Fees include amounts paid in 2011 for professional services rendered in connection with audits by the Internal Revenue Service.

(4) All Other Fees include software licenses paid in 2012 and 2011 and benchmarking studies paid in 2012 only.

Audit Committee Pre-Approval Policies and Procedures

The Audit/Compliance Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. During 2012, no services were provided to us by PricewaterhouseCoopers LLP other than in accordance with the pre-approval policies and procedures.

Based on its review of the non-audit services provided by PricewaterhouseCoopers LLP, the Audit/Compliance Committee believes that PricewaterhouseCoopers LLP’s provision of such non-audit services is compatible with maintaining their independence.

Proposal 2: Advisory Vote on Executive Compensation

At the 2012 Annual Meeting of Shareholders a majority of the shares that voted on the proposal regarding the frequency of holding an advisory vote on the compensation of the Company’s named executive officers voted for a frequency of every year. Based on the results of this advisory vote, the Company’s Board of Directors determined that the Company will hold an advisory shareholder vote on the compensation of the Company’s named executive officers each year until the next vote on the frequency of such votes.  We received a favorable vote for our compensation practices at our 2012 Annual Meeting of Shareholders, with approximately 97% of our shareholders approving our programs. We consider these voting results to affirm shareholder support for our compensation practices.

The Board of Directors is asking shareholders to approve an advisory resolution on executive compensation. The advisory vote is a non-binding vote on the compensation of our Named Executive Officers. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. The text of the resolution is as follows:

RESOLVED, that the shareholders of Granite Construction Incorporated approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the proxy statement for the Company’s 2013 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities Exchange Act of 1934, as amended (which disclosure includes the Compensation Discussion and Analysis section, the Summary Compensation Table for 2012 and the related compensation tables and narrative disclosure within the Executive and Director Compensation and Other Matters section of the proxy statement).

The Company urges you to read the disclosure under “Compensation Discussion and Analysis,” which begins on page 16 and discusses how our compensation policies and procedures implement our pay-for-performance compensation philosophy. You should also read the Summary Compensation Table and other related compensation tables and narrative disclosure which provide additional details about the compensation of each individual who served as our Chief Executive Officer, each individual who served as our Chief Financial Officer and our three other most highly-compensated executive officers for fiscal 2012. We have designed our executive compensation structure to attract, motivate and retain executives with the skills required to formulate and implement the Company’s strategic objectives and create shareholder value. We believe that our executive compensation program is reasonable, competitive and strongly focused on pay for performance principles, and provides an appropriate balance between risk and incentives. In particular, key elements of our executive compensation program are:

•	Market competitive base salaries, with the 50th percentile of comparable positions in the market as the starting point;

•	Actual pay levels reflecting market data, individual experience, tenure and ability to impact business and financial results;

•	Short-term and long-term goals aligned with the best interests of shareholders, with cash and stock-based incentives earned upon the attainment of pre-established financial and non-financial goals;

•
A comprehensive benefits program which is available to all salaried employees and includes: medical, dental, vision, life, accidental death and dismemberment insurance, short-term and long-term disability insurance, paid vacation and holiday pay; and

•	Eligibility, along with other key management employees, to participate in our Non-Qualified Deferred Compensation Program and a program offering periodic medical examinations.

The vote regarding the compensation of the Named Executive Officers described above, referred to as a “say-on-pay advisory vote,” is advisory, and is therefore not binding on the Company, the Compensation Committee or the Board of Directors. Although non-binding, the Compensation Committee and the Board of Directors value the opinions that shareholders express in their votes and will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs as they deem appropriate.

The Board of Directors unanimously recommends a vote “FOR” the approval of the compensation of the Named Executive Officers as disclosed in this proxy statement and as described above pursuant to the compensation disclosure rules of the Exchange Act.

Proposal 3: Ratification of Independent Registered Public Accounting Firm

The Audit/Compliance Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP to serve as Granite’s independent registered public accounting firm to perform the audit of our financial statements for the fiscal year ending December 31, 2013. PricewaterhouseCoopers LLP and its predecessor, Coopers & Lybrand, have been our auditors since 1982.

A representative of PricewaterhouseCoopers LLP will be present at the annual meeting. He or she will be given the opportunity to make a statement if he or she desires and will be available to respond to appropriate shareholder questions.

Although ratification is not required by Granite’s bylaws or otherwise, the Board is submitting the selection of PricewaterhouseCoopers LLP to our shareholders for ratification as a matter of good corporate practice. If shareholders do not ratify the appointment of PricewaterhouseCoopers LLP as Granite’s independent registered public accounting firm, the Audit/Compliance Committee will reconsider the appointment. Even if the selection is ratified, the Audit/Compliance Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year it if determines that such a change would be in the best interest of Granite and our shareholders.

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment by the Audit/Compliance Committee of PricewaterhouseCoopers LLP as Granite’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

Shareholder Proposals to be Presented at the 2014 Annual Meeting of Shareholders

Under Granite’s bylaws, director nominations and proposals for other business to be presented at the annual shareholder meeting by a shareholder may be made only if that shareholder is entitled to vote at the meeting, timely gave the required notice, and was a shareholder of record at the time when he or she gave the required notice. The required notice must be in writing, must contain the information specified in our bylaws, and must be received at our principal executive offices, addressed to the Corporate Secretary, not less than 120 days prior to the first anniversary of the date the proxy statement for the preceding year’s annual meeting of shareholders was released to shareholders. If no meeting was held in the previous year, the date of the annual meeting is changed by more than 30 calendar days from the previous year, or in the event of a special meeting, to be on time, the notice must be delivered by the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public announcement of the date of the meeting was made.

Separate from the requirements in our bylaws, you may submit proposals on matters appropriate for shareholder action at our annual meeting of shareholders in accordance with Rule 14a-8 promulgated under the Exchange Act (“Rule 14a-8”). Rule 14a-8 entitles a shareholder to require us to include certain shareholder proposals in Granite’s proxy materials if the shareholder meets certain eligibility and timing requirements set forth in Rule 14a-8.

Pursuant to Granite’s bylaws and Rule 14a-8, to be considered for inclusion in Granite’s proxy statement or otherwise presented at our 2013 annual meeting of shareholders, a shareholder nomination or proposal must be received by our Secretary at Granite’s principal executive offices on or before Wednesday, December 25, 2013.

Householding

As permitted by the Exchange Act, only one copy of the Notice of Internet Availability of Proxy Materials or proxy materials is being delivered to shareholders residing at the same address, unless any shareholder has notified us of its desire to receive multiple copies of the Notice of Internet Availability of Proxy Materials or proxy materials, as applicable. This is known as householding. We will promptly deliver, upon oral or written request, a separate copy of the Notice of Internet Availability of Proxy Materials or the proxy materials, as applicable, to any shareholder residing at a shared address to which only one copy was mailed. Requests for additional copies of the Notice of Internet Availability of Proxy Materials or proxy materials, or requests to receive multiple or single copies of the Notice of Internet Availability of Proxy Materials or proxy materials at a shared address in the future, should be directed to: Granite Construction Incorporated, 585 West Beach Street, Watsonville, California 95076, Attention: Investor Relations Department, Telephone: 831.724.1011.

Form 10-K

Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (excluding exhibits) filed with the SEC are available, without charge, upon written request to Granite Construction Incorporated, 585 West Beach Street, Watsonville, California 95076, Attention: Investor Relations Department. Exhibits to the Annual Report on Form 10-K will be furnished upon payment of a fee of $0.25 per page to cover our expenses in furnishing the exhibits.

Other Matters

As of the date of this proxy statement, the only matters that management intends to present or knows that others will present at the meeting have been included in this proxy statement. If any other matters are properly presented at the meeting, or any adjournment, your shares will be voted in the discretion of the persons named on your proxy card.

Dated: April 24, 2013

Richard A. Watts
Senior Vice President, General Counsel and Secretary

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Granite Construction Incorporated 585 West Beach Street Watsonville, CA 95076 ATTN: Betty Kwong
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time on June 5, 2013 (until 12:00 PM (noon) EDT on June 4, 2013 if you are a  401(k) Participant. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern Time on June 5, 2013 (until 12:00 PM (noon) EDT on June 4, 2013 if you are a 401(k) Participant). Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors	For	Against	Abstain

1a.	William G. Dorey	☐	☐	☐

1b.	Rebecca A. McDonald	☐	☐	☐

1c.	William H. Powell	☐	☐	☐

1d.	Claes G. Bjork	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 1e, 2 and 3.
		For	Against	Abstain
1e.	To ratify the directorship of Gaddi H. Vasquez appointed by the Board on October 1, 2012.	☐	☐	☐

2.	Advisory vote to approve executive compensation of the named executive officers.	☐	☐	☐

3.	To ratify the appointment by the Audit/Compliance Committee of PricewaterhouseCoopers LLP as Granite's independent registered public accounting firm for the fiscal year ending December 31, 2013.	☐	☐	☐

		Yes	No
Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting & Proxy Statement, and Annual Report (which includes a copy of the Form 10-K) is/are available at www.proxyvote.com .

GRANITE CONSTRUCTION INCORPORATED
Annual Meeting of Shareholders
June 6, 2013 10:30 AM PDT
This proxy is solicited by the Board of Directors

SPECIAL INSTRUCTIONS FOR 401(k) PARTICIPANTS: In accordance with the terms of the Trust Agreement for each of the 401(k) Plan, Mercer has delegated its authority to vote all the shares of stock in GRANITE CONSTRUCTION INCORPORATED beneficially held for the 401(k) Participant, as applicable, to Broadridge. Any shares allocable to the participant’s 401(k) account on the record date will be voted by Broadridge in accordance with the instructions of the participant received via telephone or the Internet or indicated on the reverse. IF THIS PROXY CARD IS RECEIVED  BEFORE 12:00 PM (noon) Eastern Daylight Time on June 4, 2013, BUT A CHOICE IS NOT SPECIFIED, BROADRIDGE WILL VOTE SHARES ALLOCABLE TO THE PARTICIPANT’S 401(k) AS THE BOARD OF DIRECTORS RECOMMENDS. IF THIS FORM IS NOT RECEIVED BEFORE 12:00 PM (noon) Eastern Daylight Time on June 4, 2013, AND NO VOTE WAS SUBMITTED VIA TELEPHONE OR THE INTERNET BY THAT DATE, SHARES ALLOCABLE TO THE PARTICIPANT’S 401(k) WILL NOT BE VOTED. The 401(k) Participants may revoke a prior vote by following the instructions described in Granite’s Proxy Statement dated April 24, 2013. The voting direction submitted to Broadridge by the 401(k) Participants will be confidential.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

Granite Construction Incorporated 585 West Beach Street Watsonville, CA 95076 ATTN: Betty Kwong
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time on June 5, 2013 (until 12:00 PM (noon) EDT on June 4, 2013 if you are a 401(k) Participant. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59
PM Eastern Time on June 5, 2013 (until 12:00 PM (noon) EDT on June 4, 2013 if you are a 401(k) Participant). Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors	For	Against	Abstain

1a.	William G. Dorey	☐	☐	☐

1b.	Rebecca A. McDonald	☐	☐	☐

1c.	William H. Powell	☐	☐	☐

1d.	Claes G. Bjork	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 1e, 2 and 3.

		For	Against	Abstain
1e.	To ratify the directorship of Gaddi H. Vasquez appointed by the Board on October 1, 2012.	☐	☐	☐

2.	Advisory vote to approve executive compensation of the named executive officers.	☐	☐	☐

3.	To ratify the appointment by the Audit/Compliance Committee of PricewaterhouseCoopers LLP as Granite's independent registered public accounting firm for the fiscal year ending December 31, 2013.	☐	☐	☐

		Yes	No
Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting & Proxy Statement, and Annual Report (which includes a copy of the Form 10-K) is/are available at  www.proxyvote.com .

GRANITE CONSTRUCTION INCORPORATED
Annual Meeting of Shareholders
June 6, 2013 10:30 AM PDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) James H. Roberts and Laurel J. Krzeminski and each of them with full power of substitution to represent and to vote all the shares of stock in GRANITE CONSTRUCTION INCORPORATED which the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:30 AM Pacific Daylight Time on June 6, 2013, at the Monterey Plaza Hotel, 400 Cannery Row, Monterey, California 93940, and any adjournment or postponement thereof, (1) as specified upon the proposals listed on the reverse side of this card and as more particularly described in Granite's Proxy Statement dated April 24, 2013, and (2) in their discretion upon such other matters as may properly come before the meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on June 06, 2013

Meeting Information
GRANITE CONSTRUCTION INCORPORATED	Meeting Type: Annual Meeting
For holders as of: April 10, 2013
	Date: June 06, 2013	Time: 10:30 AM PDT
Location:	Monterey Plaza Hotel 400 Cannery Row Monterey, California 93940 For Directions please call:
831-724-1011

Granite Construction Incorporated 585 West Beach Street Watsonville, CA 95076 ATTN: Betty Kwong
You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote
How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
1. Notice of Annual Meeting & Proxy Statement   2. and Annual Report (which includes a copy of the Form 10-K)
How to View Online:
Have the information that is printed in the box marked by the arrow  è XXXX XXXX XXXX  (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET:      www.proxyvote.com
2) BY TELEPHONE:  1-800-579-1639
3) BY E-MAIL*:           sendmaterial@proxyvote.com
*  If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow è XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 23, 2013 to facilitate timely delivery.

How To Vote
Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.
Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow è XX XXXX XXXX available and follow the instructions.
Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting items

The Board of Directors recommends you vote FOR the following:

1.	Election of Directors

Nominees

1a.	William G. Dorey

1b.	Rebecca A. McDonald

1c.	William H. Powell

1d.	Claes G. Bjork

The Board of Directors recommends you vote FOR proposals 1e, 2 and 3.

1e.	To ratify the directorship of Gaddi H. Vasquez appointed by the Board on October 1, 2012.

2.	Advisory vote to approve executive compensation of the named executive officers.

3.	To ratify the appointment by the Audit/Compliance Committee of PricewaterhouseCoopers LLP as Granite's independent registered public accounting firm for the fiscal year ending December 31, 2013.